GFI Tyngsboro/Beacon Power Lease
Execution Copy
LEASE
TABLE OF CONTENTS

ARTICLE ONE - BASIC TERMS	1

ARTICLE TWO - PREMISES	3

ARTICLE THREE - LEASE TERM	3

ARTICLE FOUR - RENT	5

ARTICLE FIVE - PROPERTY TAXES	7

ARTICLE SIX - UTILITIES	8

ARTICLE SEVEN - INSURANCE	8

ARTICLE EIGHT - OUTSIDE AREAS	12

ARTICLE NINE - USE OF PREMISES	12

ARTICLE TEN - CONDITION AND MAINTENANCE OF PREMISES	16

ARTICLE ELEVEN - DAMAGE OR DESTRUCTION	22

ARTICLE TWELVE - CONDEMNATION	23

ARTICLE THIRTEEN - ASSIGNMENT AND SUBLETTING	23

ARTICLE FOURTEEN - DEFAULTS AND REMEDIES	24

ARTICLE FIFTEEN - PROTECTION OF LENDERS	28

ARTICLE SIXTEEN - LEGAL COSTS	29

ARTICLE SEVENTEEN - MISCELLANEOUS PROVISIONS	29

ARTICLE ONE - BASIC TERMS

The following terms used in this Lease shall have the meanings set forth below.

1.0	Date of Lease:	July 23, 2007

1.02	Landlord (legal entity):	GFI Tyngsboro, LLC, a Massachusetts limited liability company

1.03	Tenant (legal entity):	Beacon Power Corporation, a Delaware corporation

1.04	Tenant's Guarantor:	None.

1.05	Address of Property:	65 Middlesex Road, Tyngsborough, Middlesex County, Massachusetts

1.06	Property Rentable Area:	Approximately 103,000 square feet

1.07	Premises Rentable Area:	Approximately 103,000 square feet

1.08	Lease Term:	Approximately seven (7) years, two (2) months, and a partial month (if any), beginning on the Lease Commencement Date and expiring on September 30, 2014.

1.08A	Extension Options:	Two options to extend the Lease Term for two (2) successive periods of seven (7) years each in accordance with Section 3.05

1.09	Lease Commencement Date:	The earlier to occur of the date Landlord tenders possession of the Premises to Tenant, or August 1, 2007.

1.10	Rent Commencement Date:	October 1, 2007

1.11	Permitted Uses:
Manufacturing, research and development, warehousing, and distribution of Tenant’s products, related business offices, and any other lawfully permitted use ancillary or incidental to the foregoing uses, subject in all events to the restrictions and requirements of all zoning and other applicable laws, and all other provisions of this Lease.

1.12	Broker(s):	The Stubblebine Company (“Landlord’s Broker”) and McCall & Almy, Inc. (“Tenant’s Broker”).

1.13	Initial Security Deposit:	$200,000.00, in the form of an irrevocable standby letter of credit as provided per Section 17.16 below.

1.14	Base Rent:	Payable in the amounts for the corresponding periods as set forth on Exhibit B hereto, in each case, payable in equal monthly installments in accordance with Section 4.01.

1.14A	Tenant Stock and Warrant:
As additional consideration for and as an inducement to Landlord to enter into this Lease, Tenant shall deliver to Landlord, upon the execution of this Lease by both parties, (a) 150,000 shares of Tenant’s common stock and (b) a warrant to purchase up to 500,000 shares of Tenant’s common stock at any time during the initial Lease Term. The per share exercise price under the warrant shall be equal to the closing bid price per share for Tenant’s common stock as reported on the NASDAQ exchange on the Date of Lease.

1.15	Tenant Improvement Allowance:
$1,430,000.00 to be applied toward the cost of Tenant’s buildout of its approximately 20,000 square feet of office space within the Premises and certain other improvements in accordance with Section 10.05.

1.16	Other Charges Payable by Tenant:

(i) Real Property Taxes (Article Five);
(ii) Insurance Costs (Article Seven);
(iii) Annual Charge-Offs of Capital Repairs and Replacements (Section 10.04)

1.16	Address of Landlord for Notices:

c/o GFI Partners 133 Pearl Street, Suite 400 Boston, MA 02110 Attn: Steven E. Goodman	with a copy to:	Henshon Parker Vyadro, P.C. 84 State Street, Suite 760 Boston, MA 02109 Attn: F. Robert Parker, Jr.

1.17	Address of Tenant for Notices:

Prior to Lease Commencement Date: Beacon Power Corporation 234 Ballardvale Street Wilmington, MA 01887 Attn: James M. Spiezio, Vice President of Finance and Chief Financial Officer	With a copy to: Edwards Angell Palmer & Dodge LLP 111 Huntington Avenue Boston, MA 02119 Attn: Albert L. Sokol, Esquire and Thomas G. Schnorr, Esq.

From and After the Lease Commencement Date: Beacon Power Corporation 65 Middlesex Road Tyngsboro, MA Attn: James M. Spiezio, Vice President of Finance and Chief Financial Officer	With a copy to: Edwards Angell Palmer & Dodge LLP 111 Huntington Avenue Boston, MA 02119 Attn: Albert L. Sokol, Esquire and Thomas G. Schnorr, Esq.

1.18	Fiscal Year:	The consecutive twelve month period beginning on the first day of January and ending on the last day of December.

1.19	Exhibits:
Exhibit A - The Property
Exhibit B - Base Rent
Exhibit C - Rules & Regulations
Exhibit D - Landlord’s Work
Exhibit E - Tenant’s Initial Improvements
Exhibit F - Form of SNDA
Exhibit G - Form of Letter of Credit
Exhibit H - Hazardous Materials Disclosure Certificate

ARTICLE TWO - PREMISES

2.01 Premises. The “Premises”, as such term is used in this Lease, consist of the entire “Property”, which, as such term is used in this Lease, consists collectively of the land described in Exhibit A hereto, and the building(s) and all other improvements located on such land, including without limitation that certain industrial building on the Property currently containing approximately 103,000 rentable square feet of area, as such building may hereafter be expanded (the “Building”). The terms “Premises” and “Property” are used interchangeably in this Lease, and are intended to mean and describe the identical above-described real property.

ARTICLE THREE - LEASE TERM

3.01 Lease of Premises for Lease Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term shall begin on the Lease Commencement Date, subject to the terms of the immediately following Section 3.02.

3.02 Delay in Commencement. Landlord shall not be liable to Tenant if Landlord shall not deliver possession of the Premises to Tenant on the Lease Commencement Date. Landlord's non-delivery of the Premises to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease, and the Lease Commencement Date shall be postponed to the date possession of the Premises shall be delivered to Tenant. In such event, Landlord and Tenant shall execute an amendment to this Lease prepared by Landlord, setting forth the Lease Commencement Date and expiration date of this Lease. Failure to execute such amendment shall not affect the Lease Commencement Date and expiration date of this Lease.

3.03 Early Occupancy. If possession of the Premises has been tendered to Tenant by Landlord after the Date of this Lease, but prior to the Lease Commencement Date (without any obligation of Landlord to do so), then Tenant may, but shall not be obligated to, accept the same and take occupancy of the Premises prior to the Lease Commencement Date. If Tenant shall occupy the Premises prior to the Lease Commencement Date, then Tenant's occupancy of the Premises shall be subject to all of the provisions of this Lease (including, without limitation, the provisions of Section 4.02 hereof), provided, however, that early occupancy of the Premises shall not advance the Rent Commencement Date or the expiration date of this Lease.

3.04 Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. If Tenant shall hold over in the Premises for greater than 30 days at the expiration or earlier termination of the Lease Term, then Tenant shall reimburse Landlord for and indemnify Landlord against all direct, indirect, and consequential damages, costs, liabilities and expenses, including reasonable attorneys' fees, that are proximately caused by, and which Landlord shall incur on account of, Tenant's delay in so vacating the Premises. If Tenant shall not vacate the Premises upon the expiration or earlier termination of this Lease, the Base Rent shall be increased as follows: (a) for the first thirty (30) days following expiration or termination, to 150% of the Base Rent then payable immediately prior to such expiration or termination; (b) for the next following thirty (30) days, to 200% of such Base Rent, and (c) thereafter, to 250% of the Base Rent the payable immediately prior to such expiration or termination. In all events, Tenant's obligation to pay Additional Rent shall continue. Nothing herein shall limit any of Landlord's rights or Tenant's obligations arising from Tenant's failure to vacate the Premises, including, without limitation, Landlord's right to repossess the Premises and remove Tenant therefrom at any time after the expiration or earlier termination of this Lease and Tenant's obligation to reimburse and indemnify Landlord as provided in the preceding sentence.

3.05 Options to Extend. (a) Tenant shall have two (2) options to extend the Term of this Lease (the “Options to Extend”) for successive periods of seven (7) years each (each, an “Extension Period”), subject to and on the terms set forth herein. Tenant may only exercise the Options to Extend with respect to the entire Premises. If Tenant shall desire to exercise either Option to Extend, it shall give Landlord a notice (the “Inquiry Notice”) of such desire not sooner than twenty-four (24) months, nor later than fifteen (15) months prior to the expiration of the Initial Term of this Lease or the preceding Extension Period, as the case may be. Landlord shall thereafter, but in any event not later than fourteen (14) months prior to the expiration of the Initial Term or Extension Period, as the case may be, deliver its good faith proposal of the Base Rent for the applicable Extension Period, and Landlord and Tenant shall thereafter discuss and attempt to reach mutual agreement on Base Rent for the applicable Extension Period, and if Landlord and Tenant shall have reached agreement on the same, Tenant shall be deemed to have exercised its Option to Extend and the agreed upon rental rate(s) shall be deemed the Base Rent for the applicable Extension Period for all purposes. If Landlord and Tenant shall have failed to have reached agreement upon the Base Rent for the applicable Extension Period as set forth above on or before the date which is twelve (12) months prior to the expiration of the Initial Term of this Lease, or the preceding Extension Period, as applicable (such date, the “Exercise Date”), then Tenant may exercise each Option to Extend by giving Landlord irrevocable written notice (the “Exercise Notice”) of its election to do so not later than  the Exercise Date, whereupon the Base Rent for such Extension Period shall be determined in accordance with Section 3.05(b) (after following the procedure for determining the “Fair Market Rent” as provided in Section 3.05(e) below). Time is of the essence as to the observance of all dates and performance of all obligations of Tenant as set forth herein, and if Tenant fails to timely give either the Inquiry Notice or the Exercise Notice to Landlord with respect to any Option to Extend, at the sole election of Landlord, Tenant shall be conclusively deemed to have waived such Option to Extend hereunder.

(b) Absent the timely mutual agreement of Landlord and Tenant regarding the same as set forth above, For purposes of this Section 3.05, the Base Rent for an Extension Period shall mean the greater of either (i) the Base Rent payable under this Lease for the last full 12-month period of the expiring Initial Term or Extension Period, as applicable, or (ii) ninety-five percent (95%) of the of the fair market rental value for the Premises without taking into consideration the value of any improvements specific to Tenant’s use of the Premises and paid for by Tenant which would be removed from the Premises upon expiration of the Lease, and shall take into account all other relevant factors in the Relevant Market, including the duration of, and market escalations in rent to be realized over, the seven (7) year term of the applicable Extension Period (hereinafter, the “Fair Market Rent”), determined in accordance with Section 3.05(e) below. The determination of the Fair Market Rent shall not be diminished by any imputed savings by Landlord on leasing brokerage commissions and/or tenant improvement costs, it being hereby agreed that said savings are already taken into account in the agreement of the parties to accept 95% of such Fair Market Rent as the potential applicable base rental rate for the Extension Period.

(c) Notwithstanding any contrary provision of this Lease, each Option to Extend and any exercise by Tenant thereof shall be void and of no force or effect unless on the dates Tenant gives Landlord its Inquiry Notice and Exercise Notice for each Option to Extend and on the date of commencement of each Extension Period (i) this Lease is in full force and effect, (ii) there is no uncured Event of Default of Tenant under this Lease, (iii) Tenant has not assigned this Lease (or agreed to assign this Lease) or subleased (or agreed to sublease) more than forty percent (40%) of the Premises, in either case to any person or entity other than an Affiliate of Tenant.

(d) All of the terms, provisions, covenants, and conditions of this Lease shall continue to apply during each Extension Period, except that (i) the Base Rent during each Extension Period (the “Extension Rent”) shall be equal to the Base Rent for the Premises determined in accordance with Subsection (b) above and the procedure set forth in Subsection (e) below and (ii) Tenant shall not have any other Options to Extend.

(e) If necessary pursuant to the foregoing provisions of this Section 3.05, the “Fair Market Rent” for the Premises for each Extension Period shall be determined by appraisal in the manner set forth below. Tenant shall by notice to Landlord within thirty (30) days following the Exercise Date appoint a commercial real estate broker having at least ten (10) years experience in the commercial/industrial leasing market in the Western and/or Northern suburban areas of Boston, Massachusetts (an “Appraiser”). Within five (5) days thereafter, Landlord shall by notice to Tenant appoint a second Appraiser. Each Appraiser shall determine the Fair Market Rent for the applicable Extension Period (as described in Section 3.05(b) above) within thirty (30) days after Landlord’s appointment of the second Appraiser. On or before the expiration of such thirty (30) day period, the two Appraisers shall confer to compare their respective determinations of the Fair Market Rent. If the difference between the amounts so determined by the two Appraisers is less than or equal to ten percent (10%) of the lower of said amounts, then the final determination of the Fair Market Rent shall be equal to the average of said amounts. If such difference between said amounts is greater than ten percent (10%), then the two Appraisers shall have ten (10) days thereafter to appoint a third Appraiser (the “Third Appraiser”), who shall not have represented either Landlord or Tenant during the preceding five years and shall be instructed to determine the Fair Market Rent for the applicable Extension Period within thirty (30) days after its appointment by selecting one of the amounts determined by the other two Appraisers which such Third Appraiser believes is closer to such Third Appraiser’s determination of the Fair Market Rent of the Premises for such Extension Period. If the two Appraisers are unable to agree upon the Third Appraiser within such ten (10) day period, such Third Appraiser shall be appointed by the then President of the Greater Boston Real Estate Board upon request of either Landlord or Tenant. Each party shall bear the cost of the Appraiser selected by such party. The cost for the Third Appraiser, if any, shall be shared equally by Landlord and Tenant. Each Appraiser and Landlord shall be given reasonable access to the Premises for purposes of determining Fair Market Rent.

ARTICLE FOUR - RENT

4.01 Base Rent. (a) Commencing on the Rent Commencement Date, and thereafter on the first day of each month during the Lease Term, Tenant shall pay to Landlord the Base Rent at the rates set forth on Exhibit B hereto in lawful money of the United States, in advance and without offset, deduction, or prior demand except as otherwise expressly provided herein. Notwithstanding the foregoing, Tenant shall pay the Base Rent payable for the first full month of the Term simultaneously with its execution of this Lease. In addition, on the date this Lease is executed by both parties, Tenant shall deliver to Landlord the Tenant Stock and Warrant, which the parties hereby acknowledge is a material factor in Landlord’s decision to enter into this Lease upon the terms set forth herein.

(b) The Base Rent shall be payable at Landlord's address or at such other place or to such other person as Landlord may designate in writing from time to time. Base Rent for any partial months during the Lease Term shall be prorated on a daily basis.

(c) Except as expressly set forth to the contrary in this Lease, Tenant’s obligation to pay Base Rent, Additional Rent, and any and all other obligations of Tenant to be performed hereunder shall not be discharged or otherwise affected by reason of the application of any law or regulation now or hereafter applicable to the Premises, or any other restriction of or interference with the use thereof by Tenant, or any damage to or destruction of the Premises by casualty or taking, or on account of any failure by Landlord to perform any obligation set forth herein or otherwise, or due to any other occurrence; nor shall the occurrence of any of the foregoing entitle Tenant, and Tenant hereby waives all rights now or hereafter conferred by statute or otherwise, to quit, terminate or surrender this Lease or the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent, it being understood that each and all covenants and obligations of Tenant set forth herein are to be faithfully observed independently of and irrespective of the observance by Landlord of its covenants set forth herein.

4.02 Additional Rent. All sums payable by Tenant under this Lease other than Base Rent shall be deemed "Additional Rent;" the term "Rent" shall mean Base Rent and Additional Rent. Landlord shall estimate in advance and charge to Tenant the following costs, to be paid in advance on a monthly basis on the first calendar day of each month throughout the Lease Term: (i) all Real Property Taxes for which Tenant is liable under Sections 5.01 and 5.02 of the Lease (such monthly payments of Real Property Taxes shall be equal to one-twelfth (1/12th) of the projected annual amount of actual Real Property Taxes as reasonably estimated by Landlord based upon the most current actual tax bill for the Property, with an annual reconciliation each year following Landlord’s receipt of the final tax bill for such year), (ii) all insurance premiums for which Tenant is liable under Sections 7.10 of the Lease, and (iii) all Annual Charge-Offs of capital repair and replacement items for which Tenant is liable under Section 10.04 of the Lease. Landlord hereby expressly agrees that the aforesaid Real Property Taxes, insurance premiums and Annual Charge-Offs payable by Tenant under this Lease shall be the actual charges for the same without any management fee or administrative overhead or similar mark-up (other than the interest factor applicable to Annual Charge-Offs as provided in Section 10.04). In addition to its obligation to pay Base Rent, Taxes, and Insurance Costs, Tenant is required hereunder to pay directly to suppliers, vendors, carriers, contractors, etc. certain insurance premiums, utility costs, personal property taxes, maintenance and repair costs and other expenses, collectively "Additional Expenses." If Landlord pays for any Additional Expenses either because Tenant has failed to make such payment after notice of the need therefor from Landlord or because Landlord is specifically authorized under the terms of this Lease to pay such Additional Expenses, Tenant’s obligation to reimburse such costs shall be an Additional Rent obligation payable in full with the next monthly Rent payment due after receipt by Tenant of an invoice therefor. Unless this Lease provides otherwise, from and after the Rent Commencement Date, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent.

4.03 Late Charge. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any loan secured by the Building. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord within five (5) days following the due date, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, provided, however, that so long as Tenant shall not have been more than five (5) days late in its payment of any Rent or other sum to Landlord during the immediately preceding twelve (12) months of the Lease Term, Tenant shall have ten (10) days to pay such Rent or other amount due Landlord without paying any late charge as provided above. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

4.04 Interest. Any Rent or other amount due to Landlord, if not paid within five (5) days after the due date, shall bear interest from the date due until paid at the rate of fifteen percent (15%) per annum, provided, however, that so long as Tenant shall not have been more than five (5) days late in its payment of any Rent or other sum to Landlord during the immediately preceding twelve (12) months of the Lease Term, Tenant shall have ten (10) days to pay such Rent or other amount due Landlord without paying any default interest as provided above, and provided further, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Tenant.

ARTICLE FIVE - PROPERTY TAXES

5.01 Real Property Taxes. Tenant shall pay to Landlord, as Additional Rent, all Real Property Taxes on the Property payable with respect to and equitably allocable to the Lease Term. Tenant shall make such payments in accordance with Section 4.02. If Landlord shall receive a refund of any Real Property Taxes with respect to which Tenant shall have paid a share, Landlord shall refund to Tenant Tenant's share of such refund after deducting therefrom the costs and expenses incurred in connection therewith. Subject to Tenant’s payment to Landlord of Real Property Taxes and when required by this Section 5.01 and Section 4.02, Landlord agrees to pay such Real Property Taxes to the proper authorities prior to delinquency and to provide Tenant with evidence of such payment upon request therefor. Anything herein to the contrary notwithstanding, if and to the extent that the Property is not a separately assessed tax parcel, Landlord shall make reasonable allocation of any Real Property Taxes between the Property and the larger parcel of which the Property is a part.

Provided not less than one (1) full calendar year remains in the unexpired Lease Term, Tenant may, subject to the reasonable approval of, and in consultation with Landlord, apply for any abatement of, or otherwise contest, Real Property Taxes, provided that the expenses of such proceedings, including, without limitation, any penalties, interest, late fees or charges, and attorneys’ fees incurred as a result thereof, shall be paid by Tenant. Landlord and Tenant shall discuss and may mutually agree upon any other tax initiatives available for the Property.

5.02 Definition of "Real Property Tax". "Real Property Tax" shall mean taxes, assessments (special, betterment, or otherwise), levies, fees, rent taxes, excises, impositions, charges, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are imposed or levied upon or assessed against the Property. Real Property Tax shall also include any and all interest and penalties imposed upon Landlord or the Property as a result of late payment by Landlord of such Real Property Taxes resulting from Tenant’s failure to timely make any payment attributable to Real Property Taxes to Landlord, and shall further include Landlord's reasonable costs and expenses of contesting any Real Property Tax. If at any time during the term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Property or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy, or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then all of such taxes, assessments, levies, or charges, to the extent so measured or based, shall be deemed to be a Real Property Tax. Expressly excluded from the definition of "Real Property Tax" are any income taxes, excess profits taxes and franchise taxes payable by Landlord.

5.03 Personal Property Taxes. Tenant shall pay directly all taxes charged against trade fixtures, furnishings, equipment, inventory, or any other personal property belonging to Tenant. Tenant shall use its best efforts to have personal property taxed separately from the Property. If any of Tenant's personal property shall be taxed with the Property, Tenant shall pay Landlord the taxes for such personal property within thirty (30) days after Tenant receives a written statement from Landlord for such personal property taxes, with reasonable applicable supporting documentation from the taxing authority.

ARTICLE SIX - UTILITIES

6.01 Utilities. Tenant shall contract directly with the appropriate suppliers, for all electricity, natural gas, heat, cooling, energy, light, power, sewer service, telephone, water, refuse disposal and other utilities and similar services which Tenant now or in the future desires to be supplied to the Premises (each a “Utility” and collectively, “Utilities”), and shall promptly pay to such provider all costs for the same allocable to the period from the time Tenant shall first enter the Premises, throughout the Lease Term and thereafter as long Tenant shall remain in the Premises (collectively, “the Occupancy Period”), together with any related installation or connection charges or deposits (collectively "Utility Costs"). Landlord shall not be liable for damages, consequential or otherwise, nor shall there be any abatement of Rent (in whole or in part) arising out of any curtailment or interruption whatsoever in Utilities provided, however, if the delivery of any Utility to the Premises is discontinued for in excess of five (5) business days, such discontinuation is due solely to Landlord’s gross negligence, and such discontinuation effectively prohibits Tenant’s ability to conduct its business in the Premises, then Tenant’s Base Rent hereunder shall be equitably abated in direct proportion which the affected area bears to the entire Premises Rentable Area for each business day beyond such fifth day until such time as the Utility service is restored.

ARTICLE SEVEN - INSURANCE

7.01. Liability Insurance. During the Occupancy Period, Tenant shall maintain in effect, at Tenant’s direct expense, commercial general liability insurance insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury at the Premises (including areas over which Tenant has rights of use, such as the Common Areas), including contractual liability. Such insurance shall name Landlord, and any property manager, any mortgagee, and such other parties having an interest in the Premises as Landlord shall reasonably request, as additional insureds. The initial amount of such insurance shall be Five Million Dollars ($5,000,000) per occurrence and shall be subject to reasonable periodic increases specified by Landlord based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers, and other reasonable relevant factors. The liability insurance obtained by Tenant under this Section 7.01 shall (i) be primary and (ii) insure Tenant's contractual obligations to Landlord under Section 7.09 below. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain, at its sole cost and expense, commercial general liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability with respect to the Premises and the Property. The policy obtained by Landlord shall not provide primary insurance, shall not be contributory and shall be excess over any insurance maintained by Tenant.

7.02 Worker's Compensation Insurance. During the Occupancy Period, Tenant shall maintain in effect Worker's Compensation Insurance (including Employers' Liability Insurance) in the statutory amount covering all employees of Tenant employed or performing services at the Premises, in order to provide the statutory benefits required by the laws of the state in which the Premises are located.

7.03 Automobile Liability Insurance. During the Occupancy Period, Tenant shall maintain in effect Automobile Liability Insurance, including but not limited to, passenger liability, on all owned, non-owned, and hired vehicles used in connection with the Premises, with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000) for injuries or death of one or more persons or loss or damage to property.

7.04 Personal Property Insurance. During the Occupancy Period, Tenant shall maintain in effect Personal Property Insurance covering (i) all leasehold improvements made by or paid for by Tenant (except as otherwise expressly provided below), (ii) all Tenant's personal property, equipment, and fixtures, and (iii) all personal property and equipment or any third party, from time to time located in, on, or at the Premises and/or on the Property, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under "All Risk Coverage," as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. If the Premises are not repaired or restored following damage or destruction in accordance with other provisions herein, Landlord shall receive any proceeds from the Personal Property Insurance allocable to Tenant's leasehold improvements.

7.05 Business Interruption Insurance. During the Occupancy Period, Tenant shall maintain in effect Business Interruption Insurance, providing in the event of damage or destruction of the Premises an amount sufficient to sustain Tenant for a period of not less than eighteen (18) months for: (i) the net profit that would have been realized had Tenant's business continued; and (ii) such fixed charges and expenses as must necessarily continue during a total or partial suspension of business to the extent to which they would have been incurred had no business interruption occurred, including, but not limited to, interest on indebtedness of Tenant, salaries of executives, foremen, and other employees under contract, charges under noncancelable contracts, charges for advertising, legal or other professional services, taxes and rents that may still continue, trade association dues, insurance premiums, and depreciation.

7.06 Landlord’s Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain in effect, at Tenant’s expense, all risk insurance covering loss of or damage to the Property in the amount of its full replacement value with such endorsements and deductibles as Landlord shall reasonably determine from time to time. Landlord shall have the right to obtain flood, earthquake, and such other insurance customarily carried by prudent owners of similar commercial real property in the greater Boston industrial property market as Landlord shall reasonably determine from time to time or shall be required by any lender holding a security interest in the Property. Such insurance shall cover Tenant's leasehold improvements, fixtures and Building Systems equipment (other than Tenant’s trade fixtures and manufuacturing equipment, which Tenant shall insure in accordance with Seciton 7.04 above) and building improvements installed by Tenant which (and only to the extent the same) are to become Landlord’s property at the end of the Lease Term, unless Tenant elects, by written notice to Landlord, to obtain insurance for such improvements, fixtures and equipment for its own account. During the Lease Term, Landlord shall also maintain a rental income insurance policy, which may be secondary to Tenant’s business interruption policy, with loss payable to Landlord, in an amount equal to one (1) year's Base Rent, plus estimated Real Property Taxes, and Insurance Costs for one (1) year. Tenant shall be liable for the payment of any deductible amount under Landlord's insurance maintained pursuant to this Article Seven, in an amount not to exceed Twenty-Five Thousand Dollars ($25,000) per occurrence. Landlord agrees that, upon the request of Tenant, before placing any insurance under this Section 7.06, Landlord will obtain quotes from at least three insurance carriers (which quotes Tenant acknowledges Landlord shall likely obtain on a portfolio-wide basis) and shall place such insurance with the lowest bidder unless Landlord has a commercially reasonable objection to such lowest bidder and/or the coverage to be given by said lowest bidder.

7.07 Insurance During Construction. During the performance of any improvements or alterations in, on, and/or to the Premises, until completion thereof, Tenant shall maintain builder’s risk insurance on an “all risk” basis and on a completed value form, for full replacement value covering the interests of Landlord and Tenant (and their respective contractors and subcontractors), and any mortgagee in all work incorporated in the Premises and all materials and equipment on or about the Property.

7.08 General Insurance Provisions.

7.08 (a) Any insurance which Tenant shall be required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

7.08 (b) Prior to the earlier of Tenant's entry into the Premises or the Commencement Date, Tenant shall deliver to Landlord an insurance company certificate (on Acord Forms 25 & 28, or otherwise as applicable as determined by Landlord), that Tenant maintains the insurance required by Sections 7.01, 7.02, 7.03, 7.04 and 7.05, and prior to commencement of any construction on the Premises, Tenant shall deliver to Landlord a certificate of insurance evidencing such builder’s risk insurance as required under Section 7.07 above, and not less than thirty (30) days prior to the expiration or termination of any such insurance, Tenant shall deliver to Landlord renewal certificates therefor. Tenant shall provide Landlord with copies of the policies promptly upon request from time to time. If Tenant shall fail to deliver any certificate or renewal certificate to Landlord required under this Lease within the prescribed time period or if any such policy shall be canceled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord, as Additional Rent, for 110% of the cost of such insurance within ten (10) days after receipt of a statement of the cost of such insurance.

7.08 (c) Each of Landlord and Tenant shall maintain all insurance required under this Lease with companies having a "General Policy Rating" of A-; VIII or better, (or its equivalent rating if subsequently changed) as set forth in the most current issue of the Best Key Rating Guide.

7.08 (d) Landlord and Tenant, on behalf of themselves and their insurers, each hereby waive any and all rights of recovery against the other, the officers, members, partners, employees, agents, or representatives of the other and the officers, members, partners, employees, agents or representatives of each of the foregoing, for loss of or damage to its property or the property of others under its control, if such loss or damage shall be covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. All property insurance carried by either party shall contain a waiver of such insurer’s rights of subrogation against the other party to the extent such right shall have been waived by the insured party prior to the occurrence of loss or injury.

7.09 Indemnity. To the fullest extent permitted by law, Tenant hereby waives all claims against Landlord, its agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders (each a “Landlord Party”) and the agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders of each Landlord Party (collectively "the Landlord Indemnitees") for damage to any property or injury to or death of any person in, upon or about the Premises or the Property arising at any time and from any cause, and Tenant shall hold the Landlord Indemnitees harmless from and defend Indemnitees from and against all claims, liabilities, judgments, demands, causes of action, losses, damages, costs and expenses including reasonable attorney's fees for damage to any property or injury to or death of any person arising in or from (i) the use or occupancy of the Premises by Tenant or persons claiming under Tenant, except such as is caused by the grossly negligent or willful act, fault, omission, or other misconduct of Landlord, its agents, employees or contractors, or (ii) arising from any act or omission of Tenant, its employees, agents, contractors, or invitees in, upon or about the Property, or (iii) arising out of any breach or default by Tenant under this Lease. The foregoing shall include investigation costs and expenses incurred by Landlord in connection with any claim or demand made under this Section. Without limiting the foregoing, Tenant shall indemnify, defend (with counsel selected by Tenant who is reasonably acceptable to Landlord) and hold Landlord Indemnitees harmless from and against any claim made or action brought by any person or entity for damage suffered to any personal property of such person, which personal property was brought to the Property by Tenant in the course of its business, regardless of whether Landlord may have actually caused such damage, it being understood that any and all personal property (whether Tenant’s or of a third party) brought to the Property by Tenant shall be and remain there at Tenant’s sole risk. The provisions of this Section 7.09 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring prior to such time.

7.09(b) To the fullest extent permitted by law, Landlord hereby waives all claims against Tenant, , employees, members, officers, directors, partners, trustees, beneficiaries and shareholders (collectively "the Tenant Indemnitees") for damage to any property or injury to or death of any person in, upon or about the Premises or the Property arising at any time from and to the extent of any grossly negligent or willful act, fault, omission, or other misconduct of Landlord or its agents, contractors or employees, and Landlord shall indemnify, defend (with counsel selected by Landlord who is reasonably acceptable to Tenant) and hold the Tenant Indemnitees harmless from and against all claims, liabilities, judgments, demands, causes of action, losses, damages, costs and expenses including reasonable attorney's fees to which the Tenant Indemnitees are subject on account of any grossly negligent or willful act, fault, omission, or other misconduct of Landlord or its agents, contractors or employees.

7.10 Payment of Insurance Premiums. Landlord shall pay the premiums of the insurance policies maintained by Landlord under Section 7.06 (collectively, “Insurance Costs”), and Tenant shall reimburse Landlord for such Insurance Costs in accordance with Section 4.02. Tenant shall pay directly the premiums of the insurance policies maintained by Tenant under Sections 7.01, 7.02, 7.03, 7.04, 7.05, and 7.07. Landlord shall bear the cost of any liability insurance maintained by Landlord for its own benefit under Section 7.01.

ARTICLE EIGHT - OUTSIDE AREAS

8.01 Common Areas. As used in this Lease, "Outside Areas" shall mean all areas within the Property and not located within the Building, including, but not limited to, parking areas, driveways, sidewalks, access roads, rail tracks and beds, landscaping, and planted areas.

8.02 Use of Outside Areas. Tenant shall have the exclusive right to use the Outside Areas for the purposes for which the same are now designed and intended, subject to such reasonable rules and regulations ("Rules and Regulations") as initially set forth in Exhibit C and as Landlord may modify from time to time amend, provided that such amendments do not materially interfere with Tenant’s right of use and enjoyment of the Premises pursuant to this Lease. So long as Tenant and Tenant’s affiliates are occupying at least sixty percent (60%) of the rentable square feet in the Building, all such amendments shall be subject to Tenant’s prior approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall abide by all such Rules and Regulations and shall use its best efforts to cause others who use the Outside Areas with Tenant's express or implied permission to abide by Landlord's Rules and Regulations. Landlord hereby agrees that Tenant shall have the right to use all of the parking spaces within the Building’s Parking Area and the right to designate a certain number of spaces for Tenant’s visitors or employees.

8.03 Outside Area Maintenance. Subject to Articles Eleven and Twelve hereof, Tenant shall maintain the Outside Areas in good order, condition, and repair at all times throughout the Lease Term, at Tenant’s sole cost and expense, and shall keep the same reasonably free of snow, ice, and debris.

ARTICLE NINE - USE OF PREMISES

9.01 Permitted Uses. Tenant may use the Premises only for the Permitted Uses.

9.02 Manner of Use. Tenant shall not cause or permit the Premises to be used in any way which shall constitute a violation of any law or ordinance, or of any restrictive covenant or other agreement presently burdening and applicable to the Property as of the date of this Lease (provided Tenant has actual knowledge of such agreement or restrictive covenant), or of any governmental regulation or order, nor shall Tenant use the Premises in any manner which shall constitute a nuisance to adjacent and nearby property owners and/or occupants or in any manner constitute waste. Without in any manner limiting the foregoing obligations or other provisions of this Lease, Landlord hereby represents that it is not aware of the existence of any private agreement or covenant encumbering the Property which would restrict or otherwise adversely impact Tenant’s use and enjoyment of the Property for the Permitted Uses. Tenant shall obtain and pay for all permits, including all building permits and/or certificates of occupancy and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, notes, regulations, orders, covenants and requirements regulating the use by Tenant of the Premises, including the Occupational Safety and Health Act and the Americans With Disabilities Act.

9.03 Hazardous Materials.

A. Tenant’s Obligations

(i) Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord a Hazardous Materials Disclosure Certificate ("Initial Disclosure Certificate"), a fully completed copy of which is attached hereto as Exhibit H and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Initial Disclosure Certificate is true and correct and accurately describes all Hazardous Materials (as defined below) which will be manufactured, treated, used or stored on or about the Premises by Tenant or Tenant's agents. Tenant shall, at such times hereafter as Tenant desires to manufacture, treat, use or store on or about the Premises new or additional Hazardous Materials which were not listed on the Initial Disclosure Certificate, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an "Updated Disclosure Certificate") describing Tenant's then current and proposed future uses of Hazardous Materials on or about the Premises, which Updated Disclosure Certificate shall be in the same format as that which is set forth in Exhibit H or in such updated format as Landlord may require from time to time. Tenant shall an Updated Disclosure Certificate to Landlord not less than thirty days prior to the date Tenant intends to commence the manufacture, treatment, use or storage of new or additional Hazardous Materials on or about the Premises, and Landlord shall have the right to approve or disapprove such new or additional Hazardous Materials in its sole and absolute discretion. Upon the written request of Landlord (not more frequently than once each year unless Landlord has reasonable grounds to believe that Tenant may be using new or different Hazardous Materials), Tenant shall deliver an Updated Disclosure Certificate or other evidence satisfactory to Landlord that the original Disclosure Certificate remains complete and accurate in all respects. Tenant shall make no use of Hazardous Materials on or about the Premises except as described in the Initial Disclosure Certificate or any Updated Disclosure Certificate or as otherwise approved by Landlord in writing in accordance with this Section 9.03.

(ii) Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in the Premises or on or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without (a) first notifying Landlord and delivering an Updated Disclosure Certificate as provided in paragraph 9.03(i) above, and (b) complying with all Applicable HazMat Laws, including but not limited to obtaining proper permits. For purposes of this Lease, the term “Applicable HazMat Laws”, shall mean all Federal, State and Local laws or ordinances pertaining to the transportation, storage, use, or disposal of Hazardous Materials, and all such laws, rules, regulations, orders, ordinances and statutes governing the reporting, remediation, abatement, and/or clean-up of any release of any Hazardous Materials or any contamination of person, property, or the environment resulting therefrom.

(iii) If Tenant's transportation, storage, use or disposal of Hazardous Materials on the Premises results in a release of any Hazardous Materials in or on (a “Release”), or the contamination (defined below) of the soil, air, or surface or ground) water or loss or damage to person(s) or property, then Tenant agrees to: (a) notify Landlord immediately of any such Release or contamination, claim of Release or contamination, loss or damage, (b) after consultation with the Landlord, clean up the Release and/or contamination to Landlord’s reasonable satisfaction, which Tenant hereby acknowledges shall be at a minimum in full compliance with all applicable statutes, regulations and standards and (c) indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorney's fees and costs, arising from or connected with any such Release and/or contamination, claim of contamination, loss or damage. Tenant agrees to fully cooperate with Landlord and provide such documents, affidavits and information as may be requested by Landlord (i) to comply with any environmental law, (ii) to comply with the request of any lender, purchaser or tenant, and/or (iii) for any other reason deemed necessary by Landlord in its sole discretion. Tenant shall notify Landlord promptly in the event of any spill or other Release of any Hazardous Material at, in, on, under or about the Premises, whether or not in any amount or concentrations required to be reported to a governmental authority under any Applicable HazMat Laws, will promptly forward to Landlord copies of any notices received by Tenant relating to any alleged Release, contamination, or violations of any Applicable HazMat Laws and will promptly pay when due any fine or assessment against Landlord, Tenant or the Premises relating to any Release, contamination, or violation of an Applicable HazMat Law during the term of this Lease. If a lien is filed against the Premises by any governmental authority resulting from the need to expend or the actual expending of monies arising from an act or omission, whether intentional or unintentional, of Tenant, its agents, employees or invitees, or for which Tenant is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land or air located within or without the State where the Premises is located, then Tenant shall, within thirty (30) days from the date that Tenant is first given notice that such lien has been placed against the Premises (or within such shorter period of time as may be specified by Landlord if such governmental authority has commenced steps to cause the Premises to be sold pursuant to such lien) either (y) pay the claim and remove the lien, or (z) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to Landlord and is sufficient to effect a complete discharge of such lien on the Premises. Landlord shall have the right, but not the obligation, without in any way limiting Landlord’s other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under or emanating from the Premises or the Property in violation of Tenant’s obligations under this Lease or under any laws regulating Hazardous Materials. Notwithstanding any other provision of this Lease, Landlord shall have the right, at its election, in its own name or as Tenant’s agent, to negotiate, defend, approve and appeal, at Tenant’s expense, any action taken or order issued by any governmental agency or authority with any governmental agency or authority against Tenant, Landlord or the Premises or Property relating to any Hazardous Materials or under any Applicable HazMat Laws or the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Section 9.03. If required by Landlord’s lender or if Landlord has reasonable grounds to believe that there has occurred during the term of this Lease Premises a release or spill of Hazardous Materials on the Premises in any amount or concentration requiring reporting or remediation under Applicable HazMat Laws, then prior to or promptly after the expiration or termination of this Lease, Landlord may require an environmental audit of the Premises by a qualified environmental consultant. Tenant shall pay the costs of such an environmental audit and shall, at it sole cost and expense, take all actions recommended in such audit to remediate any environmental conditions and/or contamination for which Tenant is responsible under the terms of this Lease. For purposes of this Lease, “contamination” shall be deemed to refer to the presence of any Hazardous Materials in any amount or concentration that would require reporting or remediation under any Applicable HazMat Laws, including, without limitation, the Massachusetts Contingency Plan, codified at 310 CMR 40.0000 et seq, as amended

(iv) Landlord and Tenant further agree that if Tenant, in the course of doing its due diligence or performing the Tenant’s Work hereunder, discovers oil, asbestos or asbestos-containing materials or lead paint or any other Hazardous Materials in any amount or concentration that would require either reporting or remediation under the Massachusetts Contingency Plan, Tenant will promptly notify the Landlord of such discovery and will not report (except to the extent required by law) the oil, asbestos or asbestos-containing materials or lead paint or other Hazardous Materials or remove them from the Property or otherwise dispose of them without receipt from the Landlord of instructions from the Landlord and an agreement from the Landlord to be responsible, at its expense, for any testing, reporting, disposal, remediation and/or clean up required as a result of the presence on the Property of such oil, asbestos or asbestos-containing materials or lead point or any Hazardous Materials. Landlord hereby also acknowledges and agrees that the Tenant, by merely discovering and reporting to the Landlord the presence of such oil, asbestos or asbestos-containing materials or lead paint or any Hazardous Materials, shall have no liability whatsoever to Landlord and no obligation under this Section 9.03 or otherwise to indemnify Landlord with respect to such oil, asbestos or asbestos-containing materials or lead paint or any other Hazardous Materials and/or the discovery of the same.

B. Landlord’s Obligations

(i) Landlord hereby represents and warrants to Tenant that, to the best of Landlord's knowledge and except as disclosed in the “Phase 1 Environmental Site Assessment” report dated February 16, 2007, and prepared by EBI Consulting, a copy of which was previously delivered to Tenant (the“Existing Phase I Report”), as of the date of this Lease, there are no Hazardous Materials in, on or under the Premises that require any reporting, remediation or other response under Applicable HazMat Laws. In addition, Landlord hereby represents and warrants to Tenant that Landlord shall not at any time in the future during the Lease Term, during the performance of the Landlord’s work or otherwise, install or allow its contractors or agents to permit the installation or use of asbestos, polychlorinated biphenyl, or any other recognized Hazardous Materials within the Building or on the Property except in accordance with all Applicable HazMat Laws.

(ii) Landlord hereby agrees to indemnify, defend, and hold Tenant harmless from and against any and all actions (including, without limitation, administrative actions), petitions, orders, claims, suits, proceedings or demands made, directly resulting from the presence or any release of Hazardous Materials which existed or occurred in, on or under the Premises on or prior to the Lease Commencement Date (a “Pre-Existing Condition”), including, without limitation, any Hazardous Materials present in the septic system tanks leaching field and related facilities on the Property, which shall have been decommissioned on or prior to the completion of Landlord’s Work, unless and except in cases where (i) Tenant was aware of such Pre-Existing Condition, and (ii) such Pre-Existing Condition did not require any reporting, remediation or other response under Applicable HazMat Laws as of the Commencement Date, and (iii) the activities and/or omissions of Tenant and/or Tenant Parties exacerbated such Pre-Existing Conditions so as to require a response with respect to the same, in which case (except as otherwise expressly provided in Section 9.03.A(iii) above), Tenant shall be solely responsible for any response so required under all Applicable HazMat Laws. In no event shall the foregoing indemnity render Landlord liable for any loss or damage to Tenant's property or business and Landlord shall in no event be liable for indirect or consequential damages. As of the date hereof, the Phase I Reports shall constitute prima facia evidence of the existence (or non-existence) of any and all Pre-Existing Conditions at the Property.

C. As used in this Lease, the term "Hazardous Material" shall mean any flammable items, explosives, radioactive materials, oil, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any Applicable HazMat Laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, VOCs, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

The provisions of this Section 9.03 shall survive the expiration or earlier termination of this Lease.

9.04 Signs. Tenant shall have the right to install its signage on any monument sign located on and/or dedicated to the Property, or erect such monument sign on the Property if none is presently available. Tenant shall further have the right to place signature signage on two (2) facades of the Building. Except for the foregoing, Tenant not place any signs on the Property without Landlord's prior written consent, which consent shall not be unreasonably withheld. All signs shall be professionally prepared, and Tenant shall obtain Landlord’s prior approval as to the design, size, illumination, and specifications of any signs, which approval shall not be unreasonably withheld. Tenant shall bear all costs, expenses, and liabilities with respect to the design and installation of all signage, and Tenant shall not place any sign on the Property except in accordance with applicable law (and then only after obtaining all necessary permits and approvals for the same). Tenant shall remove all of its signage from the Property at the expiration or earlier termination of the Lease Term, at Tenant’s cost, and shall repair any damage resulting from such removal.

9.05 Landlord's Access. Landlord or its agents may enter the Premises at reasonable times and upon at least twenty-four (24) hours advance notice (except in case of emergency in which event no prior notice shall be required but Landlord shall make reasonable efforts to notify Tenant) to examine the Premises, make such repairs and replacements as Landlord may be authorized or required to perform pursuant to this Lease, and show the Premises to prospective purchasers and lenders, and, during the last nine (9) months of the Term, to show the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises. Landlord’s right to enter the Premises in accordance with the foregoing shall be subject to Landlord’s obligations to protect confidential Tenant information (as hereinafter described); and in order to ensure the safety of Tenant’s employees and Landlord and its agents, Tenant shall have the right to require that all persons entering the Premises pursuant to the Landlord’s exercise of its rights under this Section 9.05 be accompanied by a representative of Tenant. Notwithstanding the foregoing, Landlord agrees that in the event that Landlord shows the Premises to any prospective purchaser or tenant, Landlord shall: (i) provide at least three (3) days’ notice to Tenant identifying the prospective purchaser or tenant, (ii) only show the Premises to such purchaser or tenant if Landlord believes in good faith that such person or entity is a bona fide prospective purchaser or tenant, and (iii) conduct such showing in compliance with such reasonable requests and instructions as Tenant may make for purposes of protecting Tenant’s Confidential Information. Landlord hereby agrees that any and all knowledge, information, data, materials, trade secrets, and other work product of a confidential nature gained, obtained, derived, produced, generated or otherwise acquired by Landlord with respect to Tenant’s business (collectively “Confidential Information”) through the exercise of its access rights hereunder or otherwise shall be kept confidential by Landlord. Landlord shall use reasonable efforts to ensure that no Confidential Information is revealed, divulged, communicated, related, or described to any person or entity by Landlord or its agents or employees without the written consent of Tenant, except as may be required by applicable law.

ARTICLE TEN - CONDITION AND MAINTENANCE OF PREMISES

10.01 Existing Conditions. Landlord shall deliver the Premises to Tenant on or before the Lease Commencement Date free of all material debris and personal property of any prior tenant or occupant, but otherwise in their condition as of the execution of the Lease, as-is, where-is, and with all faults, and subject to all recorded matters, laws, ordinances, and governmental regulations and orders, and Tenant hereby agrees to accept the Property and the Premises on the Lease Commencement Date in such condition. Landlord shall deliver to Tenant copies of all property condition and systems engineering reports in its possession (collectively, the “Property Condition Reports”) within ten days of the execution of this Lease, and except as set forth in the Property Condition Reports, Landlord is not aware of the existence of any latent defect or other condition which might materially and adversely affect the integrity of the structural components or Building Systems of the improvements on the Property. Except as otherwise expressly provided in this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto.

10.02 Landlord’s Work. Promptly following the Lease Commencement Date, Landlord shall, at its sole cost and expense, commence and perform those items of general improvement work set forth on Exhibit D hereto in accordance with plans and specifications therefor satisfactory to Tenant in its reasonable judgment (collectively, “Landlord’s Work”). Tenant acknowledges that Landlord shall be performing Landlord’s Work while Tenant has possession of the Premises, and as a result, Tenant shall use all reasonable efforts to permit Landlord to perform Landlord’s Work in an efficient and expeditious manner, without undue interference from Tenant, its employees, agents, or contractors (including, without limitation, any delays or interference attributable to labor unrest or disharmony), and so long as the same does not delay or hinder the prosecution of Landlord’s Work, Landlord shall use all reasonable efforts to perform Landlord’s Work in such manner as to minimize any disruption the conduct by Tenant of its business in the Premises. If Landlord is delayed in completing Landlord’s Work through no fault of Tenant and such delay prevents Tenant from being able to use any portion of the Premises for the conduct of its business from and after the Rent Commencement Date, then Tenant shall be entitled to receive a rent credit, on a day-for-day basis, for each day thereafter until Landlord’s Work is substantially completed; such rent credit shall be prorated based upon the square footage of the portion of the Premises that Tenant is unable to use. Notwithstanding the foregoing, provided Landlord substantially completes Landlord’s Work on or before September 15, 2007 (as such date may be extended by any delays attributable to Tenant and/or its contractors, employees, and agents) Tenant shall have no claim for any rent credit or abatement under this Seciton 10.02.

10.03 Tenant’s Repair and Maintenance Obligations.

A. Except to the extent otherwise expressly provided herein, this Lease is intended to be an absolute, triple-net lease, with Tenant assuming any and all of the normal every-day obligations of maintenance, repair, and operation of the Property from and after the Lease Commencement Date and thereafter throughout the duration of the Lease Term. Accordingly, subject to the provisions of Article Eleven (Damage or Destruction), Article Twelve (Condemnation), and except as otherwise expressly provided in Section 10.04 below, Tenant shall, keep the entire Property, including, without limitation, the roof membrane, all building mechanical (including heating, ventilation, and air conditioning systems), electrical, plumbing, and fire prevention systems (collectively, “Building Systems”), and interior floors, ceilings, and walls of the Building and all other improvements on the Property, as well as all Outside Areas of the Property, in good order, condition, repair, and operation. Tenant hereby waives the benefit of any present or future law which provides Tenant the right to withhold rent, or to terminate this Lease because of the condition of the Property or Premises.

B. Except as and to the extent otherwise expressly provided in this Lease, Tenant shall fulfill all of Tenant's maintenance, repair, and replacement obligations under Section 10.03 at Tenant's sole expense. If Tenant shall fail to maintain, repair or replace any element of the Property as required by Section 10.03, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency to prevent imminent damage to the Property or injury to any person, or to prevent waste), enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for one hundred and ten percent (110%) of all costs reasonably and actually incurred by or on behalf of Landlord in performing such maintenance, repair or replacement immediately upon demand.

10.04 Landlord’s Limited Repair and Replacement Obligations.

A. Repair Obligations. Subject to all other terms hereof, Landlord shall be responsible for repairing and keeping the following elements of the Building on the Property in reasonably good order and condition (including, without limitation, replacing elements of the same as reasonably necessary), at Landlord’s sole cost and expense: (i) the Building foundation and slab, from the point of the sub-flooring and beneath, (b) the exterior walls, load-bearing interior walls (if any), vertical structural columns and support beams (but specifically excluding any obligation to paint the exterior walls of the Building or maintain or replace any glass, doors, or windows whether interior or exterior), (c) the joists and decking of the roof of the Building and all elements supporting the same (but specifically excluding repair of the roof membrane). Notwithstanding the foregoing, Tenant, and not Landlord, shall be responsible for the cost and expense of any of the foregoing repairs and replacements, if such repairs and/or replacements are required due to the Tenant’s (or its contractors’, employees, or agents’) negligence or misuse of the Premises, or other damage caused by Tenant’s specific use of and/or operations at the Property.

B. Capital Repairs and Replacements. In the event that Landlord and Tenant reasonably agree that (i) due to obsolescence (and not negligence or misuse), the entire roof membrane and/or any material equipment component of any Building System reasonably requires replacement, or (ii) any law first enacted or becoming applicable to the Premises from and after the Date of Lease requires alterations or improvements to the structural elements of the Building (including the foundation, structural walls and columns, floor slabs, or roof structure) or the Building Systems, in each case the cost of which is properly capitalized under generally accepted accounting principles (“GAAP”), then, provided the reason such repairs and/or replacements are required is not due to the Tenant’s (or its contractors’, employees, or agents’) negligence or misuse of the Premises, or other damage caused by Tenant’s specific use of and/or operations at the Property, the cost of such repair or replacement shall be paid by Landlord, provided, however, that such cost (plus a reasonable interest factor thereon at the rate equal to the rate charged by the lender providing financing to Landlord therefor, or if Landlord is financing the cost of such capital item internally, at the rate equal to the interest rate yield on U.S. Treasury securities then having a maturity closest to the useful life of such item plus 250 basis points) shall be amortized by Landlord over the so much of the useful life of such replacement or repair item as remains in the Lease Term, in accordance with GAAP (such amount, the “Annual Charge-Off”) and the Annual Charge-Off for such capital repair, improvement, or replacement shall be payable in equal monthly installments by Tenant to Landlord with Base Rent hereunder as Additional Rent, such monthly installments of any Annual Charge-Off to commence on the date the repair or replacement item is placed in service. Except for repairs, replacements and improvements caused by (i) changes in law or (ii) any negligence, misuse, willful misconduct of Tenant (or its contractors, employees, or agents) or other damage attributable to such parties and/or Tenant’s use of and/or operations on the Property or (iii) relating to the replacement of any Building Systems replaced, improved, upgraded and/or affected by Tenant (it being understood that Tenant is substantially overhauling many elements of such Building Systems, with the consent and approval of Landlord, as part of Tenant’s Initial Improvements and Alterations to prepare the Premises for Tenant’s occupancy), Tenant shall not be responsible for paying an Annual Charge-Off with respect to any capital repair, improvement or replacement made during the first three (3) years of the Initial Term without the consent of Tenant.

10.05 Alterations, Additions, and Improvements.

10.05 (a)  Tenant’s Initial Improvements. (i) Promptly after the Lease Commencement Date occurs, Tenant shall, at its own cost and expense (subject to reimbursement for certain work from the Improvement Allowance (as defined below)), perform or cause to be performed any and all work (other than the Landlord’s Work) necessary to prepare the Premises for Tenant’s occupancy (the “Initial Improvements”), shall equip the Premises with new trade fixtures and personal property necessary or proper for the conduct of Tenant’s business, and shall exercise diligent efforts to open for business as soon thereafter as reasonably possible. Tenant’s performance of the Initial Improvements shall be in accordance with and subject to the terms and provisions of this Lease, including without limitation, the terms and provisions set forth at Exhibit E hereto. Tenant’s occupancy of any part of the Premises shall be conclusive evidence, that Tenant has accepted possession of the Premises in its then-current condition, and that at the time such possession was taken, the Premises and the Building were in a good and satisfactory condition as required by this Lease, subject, however, to Landlord’s obligation to complete the Landlord’s Work.

(ii) Landlord agrees to pay to Tenant a contribution toward the cost of the construction of Tenant’s headquarters business offices in the Premises (the “Office Space”) and the cost of construction of an elevator, upgrades to the Building’s electrical system and upgrades to the Building’s life safety systems, which Office Space, elevator and upgrades shall be constructed as part of the Initial Improvements, in an amount not to exceed One Million Four Hundred Thirty Thousand ($1,430,000.00) Dollars, in accordance with and subject to the requirements and conditions of this 10.05 and Exhibit E hereto (such contribution, the “Improvement Allowance”); provided that, as of the date(s) on which Landlord is required to make payment(s) thereof this Lease is in full force and effect and no Event of Default hereunder has occurred (and no material Event of Default would have occurred but for the passage of time, the giving of notice, or both). Landlord shall have no obligation to advance the Improvement Allowance or any portion thereof for so long as any Event of Default is outstanding under this Lease, and in the event this Lease is terminated for an Event of Default, Tenant shall have no right to any balance of such Improvement Allowance remaining unadvanced as of such date, and further, all amounts theretofore advanced to Tenant from the Improvement Allowance as of such date shall be repaid to Landlord upon demand. Landlord agrees to pay the Improvement Allowance to Tenant in four (4) separate installments of $357,500 each, as the Office Space improvements are being constructed, within thirty (30) days following receipt of all of the following items: (i) a written reimbursement request therefor from Tenant accompanied by evidence, reasonably satisfactory to Landlord, of the cost of the work for which the installment of the Improvement Allowance is being requested; (ii) a certification from Tenant and any architect employed by Tenant in the design and construction of the Office Space that such work has been completed and installed in the Premises, in accordance with the plans and specifications and budget for the same previously approved by Landlord and all applicable codes and law, (iii) a current partial waiver and subordination of lien under Massachusetts General Laws Chapter 254, Section 32 from each of Tenant’s contractor and/or any and all subcontractors certifying that they have been previously paid by Tenant for all work installed in the Premises as of the date of such request, and (iv) any other reasonable documentation required by Landlord or its mortgagee.

10.05 (b) Tenant's Work. The provisions of this Section 10.05 shall apply to the Initial Improvements (defined below) as well as any subsequent work Tenant wishes to perform during the Lease Term. Tenant shall not make the Initial Improvements or any subsequent installations, alterations, additions, or improvements (collectively, “Alterations”) in or to the Premises, including, without limitation, any perforations or apertures in the walls, partitions, ceilings, roof, or floors, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or conditioned. Landlord hereby approves the aspects of the Initial Improvements depitcted and described on Exhibit E hereto, subject however, to Landlord’s right to review and approve (or reasonably deny or condition such approval, as provided herein) the plans and specifications and budget therefor. Notwithstanding any provision in the Section 10.05 or elsewhere in this Lease to the contrary, Tenant may, without the need of any prior approval of, but upon prior notice to, Landlord to make any Alterations in or to the Premises that do not require issuance of a building permit or that cost less that $25,000.00 in any one instance, provided that such Alterations do not affect the structural integrity of the Building, the watertightness of the roof membrane or the integrity of the Building Systems. Any Alterations so approved by Landlord shall be performed only in accordance with plans and specifications therefor previously approved by Landlord, which approval shall similarly not be unreasonably withheld or conditioned. Landlord agrees that within fifteen (15) business days of its receipt a written request from Tenant seeking Landlord’s approval of specific Alterations and the plans and specifications therefor, Landlord shall notify Tenant in writing whether it has approved such Alterations or the respects in which it does not approve such Alterations. If Landlord fails to respond to any such written request for approval of any specific Alterations within twenty (20) business days after receipt of such request (after receiving a second notice from Tenant), Landlord shall be deemed to have approved such Alterations. Tenant shall procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises and shall perform all such work in a good and workmanlike manner employing new materials of first quality (appropriate for a manufacturing and distribution facility) and in conformance with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable requirements of Landlord’s property insurer. If requested by Landlord, Tenant shall furnish to Landlord prior to commencement of any such Alteration a bond or other security acceptable to Landlord assuring that any work by Tenant will be completed in accordance with the approved plans and specifications and that all subcontractors will be paid. Landlord hereby approves Skanska USA Building, Inc. as Tenant’s general contractor for the Initial Improvements. Tenant shall employ for such work only contractors approved by Landlord and shall require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises with a combined single limit not less than $2,000,000 and shall submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall indemnify and hold harmless Landlord from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Landlord hereby approves Skanska USA Building, Inc. as Tenant’s general contractor for the Initial Improvements. Landlord may inspect the Alterations and any other work of Tenant at reasonable times in accordance with and subject to Section 9.05 above and given notice of observed defects. Upon completion of any such Alteration, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts and proof of payment for all labor and materials.

10.05 (c) No Liens. Tenant shall pay when due all claims for labor and material furnished to the Premises and shall at all times keep the Property free from liens for labor and materials. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Premises, regardless of whether Landlord's consent to such work is required.

10.06 Condition upon Termination. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in the condition which Tenant shall have been required to maintain the Premises under this Lease. Tenant shall not be obligated to repair any damage, however, which Landlord is required to repair under Article Eleven (Damage or Destruction). Subject to the following provisions of this Section 10.06, Landlord may require Tenant to remove any Alterations (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Premises to their condition prior to construction of such Alterations, all at Tenant's expense. Landlord hereby agrees that, notwithstanding any provision in this Section 10.06 or elsewhere in this Lease to the contrary, in no event shall Tenant have any obligation to remove those Alterations made to the Office Space as part of the Initial Improvements; and with respect to Test Pits (as defined in Exhibit E), Tenant’s only removal obligation shall be to remove the top five feet of the Test Pit improvements and then back fill the entire Test Pit area and restore the surface area around the Test Pit to substantially the same condition it was in before the Test Pit was installed (with particular attention to making the slab and floor around such Test Pits a cohesive and integrated part of its environment, with consistent structural integrity as the surrounding slab). With respect to any Alterations which require Landlord's approval, at the time such approval is requested, Landlord shall specify the extent to which Tenant shall, or shall not, be required to remove the same. Unless Landlord shall have otherwise specified in writing that such Alterations are to be removed at the end of the Lease Term,, any Alterations for which Landlord shall have granted its approval shall become Landlord's property upon, and shall be surrendered to Landlord at, the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's trade fixtures, machinery or equipment required specifically for the conduct of Tenant’s business which can be removed without material damage to the Property. If Tenant shall perform any Alterations which do not require Landlord’s approval, then, unless Landlord shall have otherwise specified in writing, Landlord shall have the right, at its option, to require Tenant to remove such Alterations at the end of the Lease Term. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any and all machinery or equipment, or otherwise occurring at the expiration or earlier termination of the Lease Term. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property), without Landlord's prior written consent: any power wiring or wiring panels (except for specialty power wiring and/or wiring panels installed by Tenant and used in its business operations that can be removed without impairing the integrity of the base building electrical system); lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment (except for supplemental specialty air conditioning equipment installed by Tenant and used in its business operations that can be removed without impairing the integrity of the base building heat, ventilating and/or air-conditioning systems); fencing or security gates; or other similar building mechanical systems or operating equipment.

10.07 Exemption of Landlord from Liability. Tenant shall insure its personal property, and the personal party of all third persons under Tenant’s care, direction, and custody, under an all risk full replacement cost property insurance policy as provided in Section 7.04. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in the Premises, or on or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about Property, or from other sources or places; or (d) any act or omission of any other tenant of the Property. Tenant shall give Landlord prompt notice upon the occurrence of any accident or casualty at the Premises. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant.

ARTICLE ELEVEN - DAMAGE OR DESTRUCTION

11.01 Damage to Premises.

11.01 If the Premises shall be destroyed or rendered untenantable by fire or other casualty (a "Casualty"), Tenant shall immediately notify Landlord in writing upon the occurrence of such Casualty. In the event of any Casualty which renders the entire Premises or fifty percent (50%) or more of the floor area of the Building untenantable, Landlord shall obtain a written estimate from a qualified architect or contractor (skilled and experienced with projects similar to that of the required restoration of the Property) of the estimated time required to restore the Premises to their condition prior to such Casualty (the “Restoration Estimate”). If such architect or contractor determines that the Casualty to the Premises shall either (i) in the reasonable opinion of Landlord require fifteen (15) months or longer to repair or restore the Premises to their condition prior to such Casualty, or (ii) occur during the last eighteen (18) months of the Lease Term and the damage shall be estimated by such architect or contractor to require more than one hundred and eighty (180) days to repair and restore, either Landlord or Tenant may elect to terminate this Lease as of the date the Casualty shall have occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within twenty (20) days after Tenant's receives notice from Landlord of the Restoration Estimate pertinent to the Casualty. If neither Landlord nor Tenant shall (have the right to or) elect to Terminate this Lease, then Landlord shall with reasonable promptness commence the restoration of the Premises to their condition immediately prior to such Casualty, and with reasonable diligence prosecute the same to completion, provided that Landlord shall have no obligation to repair or restore any Alterations made by or on behalf of Tenant, including, without limitation, the Initial Improvements , and upon Landlord’s completion of its restoration obligations hereunder, Tenant shall promptly thereafter commence and prosecute to completion any and all Alterations required to resume Tenant’s business operations in the Premises in a manner reasonably equivalent to those conducted prior to such Casualty, provided however, that to the extent Landlord is required to insure such Alterations per the terms of Seciton 7.06 above, Landlord shall make any proceeds of insurance remaining after completion of Landlord’s restoration obligations available to Tenant for Tenant’s restoration of its Initial Improvements and other Alterations so insured. Unless this Lease shall have been terminated pursuant to the terms hereof, Tenant shall pay Landlord the portion of the "deductible amount" (if any) under Landlord's insurance (which amount shall not exceed $25,000.00 per occurrence) allocable to the damage to the Premises and, if the damage shall have been due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord.

11.02 Temporary Reduction of Rent. If the Property shall be destroyed or damaged by Casualty and Landlord shall repair or restore the Property pursuant to the provisions of this Article Eleven, any Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Premises shall be impaired. Notwithstanding the foregoing, however, such reduction shall not exceed the sum of one full year's payment of Base Rent, Insurance Costs and Real Property Taxes. Except for such possible reduction in Base Rent, Insurance Costs and Real Property Taxes, Tenant shall not be entitled to any compensation, reduction, abatement, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of the Property.

11.03 Waiver. Notwithstanding any contrary provision of law or of this Lease, Tenant waives the protection of any statute, code or judicial decision which shall grant a tenant the right to terminate a lease in the event of the damage or destruction of the leased property and the provisions of this Article Eleven shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of or to the Property.

ARTICLE TWELVE - CONDEMNATION

12.01 Condemnation. If more than twenty-five percent (25%) of the aggregate floor area of the Building on the Premises or more than fifty percent (50%) of the parking spaces (and which parking spaces cannot be replaced by creating parking areas elsewhere on the Property) shall be taken by eminent domain either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall take title or possession). If neither Landlord nor Tenant shall terminate this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Premises. If this Lease shall be terminated, any condemnation award or payment shall be distributed solely to the Landlord. Tenant shall have no claim against Landlord for the value of the unexpired lease term or otherwise, but may bring a separate claim, in its own name, for the value of any trade fixtures lost as a result of such taking.

ARTICLE THIRTEEN - ASSIGNMENT AND SUBLETTING

13.01 Landlord's Consent Required. No portion of the Premises or of Tenant's interest in this Lease shall be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 13.03 below. Landlord shall have the right to grant or withhold its consent as provided in Section 13.04 below. Any attempted transfer without consent shall be void and shall constitute a non curable breach of this Lease.

13.02 No Release of Tenant. No assignment or transfer shall release Tenant or change Tenant's primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of Rent from any other person shall not be a waiver of any provision of this Article Thirteen. Consent to one transfer shall not be deemed a consent to any subsequent transfer or a waiver of the obligation to obtain consent on subsequent occasions. If Tenant's assignee or transferee shall default under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the assignee or transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee without notifying Tenant or obtaining its consent, and such action shall not release Tenant from any of its obligations or liabilities under this Lease as so assigned or modified.

13.03 Permitted Transfers. Notwithstanding the foregoing provisions of this Article 13, Landlord’s prior consent shall not be required for any assignment of this Lease or any sublease of all or any portion of the Premises to any of the following types of entities (“Permitted Transferees”): (a) an entity controlling, controlled by, or under common control with Tenant (an “Affiliate”), but only for such period of time as such entity remains an Affiliate of Tenant, it being agreed that the subsequent transfer of control (meaning not less than 30% of the outstanding ownership interests as well as the legal ability to direct the actions and voting of such entity), or any other transaction(s) having the overall effect that such entity ceases to be an Affiliate of Tenant, shall be treated as if such transfer or transaction(s) were, for all purposes, an assignment of this Lease to a third party not an Affiliate of Tenant governed by the provisions of Sections 13.01 and 13.04 hereof, provided that the foregoing shall not apply to the regular transfer and/or trading, in ordinary course, of the shares of common stock of Tenant on the NASDAQ exchange or any other nationally recognized securities exchange, or (b) an entity into or with which Tenant is merged or consolidated, or an entity which acquires all or substantially all of the assets or capital stock of Tenant, so long as: (i) such entity shall agree with Landlord to be bound by all of the obligations of Tenant hereunder; (ii) in the case of any sublease or assignment under clause (a) above, such sublease or assignment shall not relieve Tenant of any of its obligations hereunder; (iii) such transfer was made for and in connection with a legitimate independent business purpose, and not for the sole purpose of transferring this Lease, and (iv) the successor to Tenant has a tangible net worth computed in accordance with generally accepted accounting principles at least equal to the tangible net worth of Tenant immediately prior to such merger or consolidation.

13.04 Landlord's Consent. Tenant's request for consent for any sublease or assignment requiring Landlord’s consent under Section 13.01 shall set forth the details of the proposed sublease, assignment or transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transaction (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord reasonably requires. Landlord shall not unreasonably withhold, condition or delay its consent, based on Landlord’s reasonable evaluation of the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Premises; (ii) whether the net worth and financial condition of the proposed assignee or subtenant are adequate to enable the subtenant or assignee to meet its financial, and perform its other, obligations under the sublease or assignment transaction; and (iii) Tenant's compliance with all of its obligations under this Lease. If Tenant shall assign or sublease, the following shall apply: Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the Proceeds (defined below) on such transaction (such amount being Landlord's share) as and when received by Tenant, unless Landlord shall give notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. Proceeds shall mean (a) all rent and all fees and other consideration paid for or in respect of the assignment or sublease, including fees under any collateral agreements less (b) (i) the rent and other sums payable under this Lease (in the case of a sublease of less than all of the Premises, allocable to the subleased premises, (ii) all costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for reasonable real estate broker's commissions, reasonable attorney’s fees, reasonable architect and engineering fees and reasonable costs of renovation or construction of tenant improvements required under such assignment or sublease, and other third-party out-of-pocket transaction costs required to consummate such assignment or sublease, and (iii) the unamortized portion of the cost of all Alterations and improvements other than and excluding the Initial Improvements in and to the Premises (if assigned, otherwise, to the portion thereof allocable to any subleased area) made by and paid for by Tenant at its expense after completion of the Initial Improvements (which costs shall be reasonably substantiated by Tenant), which costs shall be recovered on a straight-line basis over the remaining months in the applicable Lease Term or sublease term, as applicable. Tenant shall be entitled to recover such reasonable costs and expenses before Tenant shall be obligated to pay Landlord's Share to Landlord. Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Premises within thirty (30) days after the transaction shall be signed and from time to time thereafter on Landlord's request, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement~~.~~ On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Tenant shall promptly reimburse Landlord for all reasonable third-party out-of-pocket legal costs and expenses incurred by Landlord in connection with a request for Landlord’s consent to a sublease or assignment of this Lease.

ARTICLE FOURTEEN - DEFAULTS AND REMEDIES

14.01 Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance by Tenant of all covenants and conditions.

14.02 Tenant Defaults. Each of the following shall be an “Event of Default” under this Lease:

(a) Tenant shall fail to maintain in full force and effect any and all insurance coverage required under the terms of this Lease;

(b) Tenant shall fail to pay Rent or any other sum payable under this Lease within five (5) business days after it is due, provided, however, that Tenant shall have the right to receive written notice of such failure and the opportunity to cure the same during the five (5) business days after receipt of such notice on two (2) occasions within any rolling consecutive twelve (12) month period during the Lease Term prior to Landlord’s exercise of any of its remedies set forth in Section 14.03 below;

(c) Tenant shall fail to perform any of Tenant's other obligations under this Lease and such failure shall continue for a period of thirty (30) days after notice from Landlord; provided that if completion of such performance cannot be reasonably obtained within thirty (30), Tenant shall not be in default if Tenant shall commence such performance within the thirty (30) day period and shall thereafter diligently pursue its completion (provided that in no event shall Tenant have longer than 60 days to cure any default hereunder, regardless of its nature or the amount of time reasonable to cure the same).

(d) (i) Tenant shall make a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement shall be filed by or against Tenant and shall not be dismissed within sixty (60) days; (iii) a trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease and possession shall be subjected to attachment, execution or other judicial seizure which shall not be discharged within sixty (60) days. If a court of competent jurisdiction shall determine that any of the acts described in this subsection (d) is not a default under this Lease, and a trustee shall be appointed to take possession (or if Tenant shall remain a debtor in possession) and such trustee or Tenant shall assign, sublease, or transfer Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment, transfer or sublease over the rent payable by Tenant under this Lease.

14.03 Remedies. On the occurrence of an Event of Default by Tenant, Landlord may, at any time thereafter, with or without notice or demand (except as provided in Section 14.02) and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a) Terminate this Lease by written notice to Tenant or by entry, at Landlord's option. Tenant shall then immediately quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. Following termination, without prejudice to other remedies Landlord may have by reason of Tenant's default or of such termination, Landlord may (i) peaceably reenter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Lease Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion shall determine, with the right to make alterations and repairs to the Premises; and (iii) remove all personal property therefrom. Following termination, Landlord shall have all the rights and remedies of a landlord provided at law and in equity. The amount of damages Tenant shall pay to Landlord following termination shall include all Rent unpaid up to the termination of this Lease, costs and expenses incurred by Landlord due to such Event of Default and, in addition, Tenant shall pay to Landlord as damages, at the election of Landlord (if Landlord shall elect subsection (y) below, it may cease such election at any time), either (x) the discounted present value (at the then Federal Reserve Bank discount rate of the aggregate Rent and other charges due during the period commencing with such termination and ending on the expiration date of this Lease, or (y) amounts equal to the Rent and other charges which would have been payable by Tenant had this Lease or Tenant's right to possession not been so terminated, payable upon the due dates therefor specified herein following such termination and until the expiration date of this Lease, provided, however, that if Landlord shall re-let the Premises during such period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, and the expenses of re-letting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions, legal fees and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period equal to or shorter or longer than the remaining Lease Term; and provided, further, that (i) in the no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting. In calculating the Rent and other charges under subsection (x) above, there shall be included, in addition to the Rent other considerations agreed to be paid or performed by Tenant, on the assumption that all such considerations would have remained constant (except as herein otherwise provided) for the balance of the full Term hereby granted. Landlord shall in the event of a termination of this Lease and Tenant’s vacating the Property after an Event of Default, use commercially reasonable efforts to re-let the Premises or any part thereof for such rent and on such terms as it shall determine (including the right to re-let the Premises for a greater or lesser term than the Lease Term, the right to re-let the Premises as part of a larger area and the right to change the character or use made of the Premises). Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder. In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under the foregoing provisions of this Section 14.03 (a), Landlord may, by notice to Tenant, at any time after this Lease shall be terminated under this Article Fourteen or shall be otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Base Rent and Additional Rent due for the twelve (12) months ended immediately prior to such termination plus the amount of Base Rent and Additional Rent of any kind accrued and unpaid at the time of termination.

(b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due.

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

14.04 Intentionally Deleted

14.05 Automatic Termination; Damages. Notwithstanding any other term or provision hereof to the contrary, this Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 14.03 hereof, including the filing of an unlawful detainer action against Tenant. On any termination, Landlord's damages for default shall include all third-party out-of-pocket costs and fees, including reasonable attorneys' fees, that Landlord shall reasonably incur in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease, the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant, or the pursuing of any action with respect to Landlord's right to possession of the Premises. All such damages suffered (apart from Base Rent and other Rent payable hereunder) shall constitute pecuniary damages which shall be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceedings.

14.06 Cumulative Remedies. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

14.07 Landlord Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to commence performance of such obligations (and thereafter diligently prosecute the same to completion) and such failure to commence shall continue for a period of thirty (30) days following receipt of written notice from Tenant or such additional time as is reasonably required to correct any such default, after written notice has been given by Tenant to Landlord specifying the nature of Landlord’s alleged default. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of any default by Landlord hereunder, regardless of whether Landlord is notified that such damages may occur. Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent due hereunder

Notwithstanding the foregoing, if commencement of any repairs to the Premises required to be made by Landlord under this Lease are not undertaken by Landlord within thirty (30) days after notice from Tenant (or such longer period as may be reasonably required in the event that any such repair cannot be commenced within said thirty (30) day period), and thereafter diligently prosecuted by Landlord to completion, Tenant shall have the right to perform such obligation of Landlord, but only if Tenant has given Landlord a second notice of its failure to timely commence repairs, and Landlord still fails to commence such repairs within ten (10) days after its receipt of such second notice from Tenant. If Tenant performs any such repair obligation of Landlord, Landlord shall pay to Tenant the reasonable cost thereof within thirty (30) days after notice from Tenant, provided, however, that in no event shall Tenant have the right to offset or deduct the amount thereof against any payment of rent due hereunder.

If an emergency occurs where a repair is required to be done immediately in order to avoid imminent danger to persons or material damage to the Premises, Tenant shall have the right to self-help respecting such repair consistent with the immediately preceding paragraph of this Section 14.7 after giving Landlord only such notice as is reasonable under the circumstances, provided, however, that formal notice shall be promptly given thereafter. However, the rights of self-help afforded to Tenant in this Section 14.7 shall be carefully and judiciously exercised by Tenant, it being understood and agreed that except in the case of an emergency, Landlord shall be given sufficient opportunity to take the action required of Landlord to avoid such default, in order to avoid any conflict with respect to whether self-help should have been availed of by Tenant, or with respect to the reasonableness of the expenses incurred by Tenant.

ARTICLE FIFTEEN - PROTECTION OF LENDERS

15.01 Subordination. This Lease shall be automatically subordinate to any ground lease, master lease, deed of trust, mortgage or other security interest now or hereafter encumbering the Property (any and all of the foregoing, a “Mortgage”), any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender or other person which shall acquire or hold a Mortgage (a “Mortgagee”), and Tenant shall execute such further commercially reasonable documents and assurances as such Mortgagee may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and that such Mortgagee agrees not to disturb Tenant’s quiet enjoyment of the Premises and to recognize all of Tenant’s rights and options under this Lease, so long as Tenant is not in default of its obligations under this Lease (as the same may be amended). If any Mortgagee elects to have this Lease prior to the lien of its Mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage whether this Lease is dated prior or subsequent to the date of said Mortgage or the date of recording thereof. Notwithstanding the foregoing, Landlord agrees to use best efforts to obtain a subordination, non-disturbance and attornment agreement (an “SNDA”) from its current Mortgagee for the benefit of Tenant in a commercially reasonable form (and Tenant hereby agrees that any form not materially less advantageous to Tenant than the form attached hereto as Exhibit F shall be considered commercially reasonable for all purposes hereunder). If Landlord fails to obtain an SNDA in the form required hereunder and executed by its current Mortgagee and/or ground lessor within thirty (30) following the date of this Lease, Tenant may, as its sole and exclusive remedy for such failure, terminate this Lease by written notice given to Landlord on or before the fortieth (40th) day following the date of this Lease, and thereafter this Lease shall be null and void and of no further force and effect following Landlord’s receipt of such termination notice.

15.02 Attornment. If Landlord's interest in the Property is acquired by any Mortgagee, or any purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which shall give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

15.03 Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so.

15.04 Estoppel Certificates. Within ten (10) days after Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or if Landlord is claimed to be in default, setting forth such default in reasonable detail); and (v) such other information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Landlord may deliver any such statement by Tenant to any prospective purchaser or encumbrancer of the Property, and such purchaser or encumbrancer may rely conclusively upon such statement as true and correct. If Tenant shall not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

15.05 Tenant's Financial Condition. This Section 15.05 shall not apply to Tenant for so long as the common stock of Tenant is publicly traded on NASDAQ or any other recognized securities exchange. From and after the date on which Tenant’s common stock is no longer publicly traded, then within ten (10) days after each anniversary of the Lease Commencement Date (or at any time following an Event of Default hereunder), Tenant shall deliver to Landlord Tenant's (audited, if available) financial statements for the latest available two (2) fiscal years (and partial fiscal years, if available). Such financial statements may be delivered to Landlord's mortgagees and lenders and prospective mortgagees, lenders and purchasers. Tenant represents and warrants to Landlord that each such financial statement shall be true and accurate as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease, unless the same are otherwise generally available to the public or others on a non-confidential basis.

ARTICLE SIXTEEN - LEGAL COSTS

16.01 Legal Proceedings. If Tenant be in breach or default under this Lease, Tenant shall reimburse Landlord upon demand for any third-party out-of-pocket costs or expenses that Landlord shall reasonably incur in connection with any breach or default of Tenant, as provided in this Section. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability, including without limitation, legal fees and costs, Landlord shall incur if Landlord shall become or be made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy or similar proceeding. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any third-party out-of-pocket legal fees or costs Landlord shall reasonably incur in any such claim or action. In addition, if either Landlord or Tenant employ an attorney to enforce any of the provisions of this Lease against the other party, the non-prevailing party in any final judgment agrees to pay the other party’s reasonable expenses, including reasonable attorneys’ fees and expenses in or out of litigation, and, if in litigation, trial, appellate, bankruptcy or other proceedings, expended or incurred in connection therewith, as determined by a court of competent jurisdiction.

16.02 Landlord's Consent. Tenant shall pay Landlord's reasonable third-party out-of-pocket fees and expenses, including, without limitation, legal, engineering and other consultants' fees and expenses, reasonably incurred in connection with Tenant's request for Landlord's consent under Article Thirteen (Assignment and Subletting) or in connection with any other act by Tenant which requires Landlord's consent or approval under this Lease.

ARTICLE SEVENTEEN - MISCELLANEOUS PROVISIONS

17.01 Non-Discrimination. Tenant agrees that it will not permit any discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

17.02 Landlord's Liability; Certain Duties.

(a) Bind and Inure; Limitation of Landlord's Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Property shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Property. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Property but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, member, director, employee, advisors or beneficiary of Landlord or any partner, trustee, stockholder, officer, member, director, employee, advisor or beneficiary of any of the foregoing, shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Property in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord, its partners, trustees, stockholders, members, officers, employees, advisors or beneficiaries of Landlord, and the partners, trustees, stockholders, members, officers, employees, advisors or beneficiary of any of the foregoing, shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

(b) Notice. Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address shall have been furnished to Tenant. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) shall fail to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance shall reasonably require more than thirty (30) days to cure, Landlord shall not be in default if such cure shall be commenced within such thirty (30) day period and thereafter diligently pursued to completion.

17.03 Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision of this Lease, which shall remain in full force and effect.

17.04 Interpretation. The captions of the Articles or Sections of this Lease are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other, in any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission. This Lease shall not, and nothing contained herein, shall create a partnership or other joint venture between Landlord and Tenant.

17.05 Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements shall be effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

17.06 Notices. All notices, requests and other communications required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or by a national overnight delivery service which maintains delivery records. Notices to Tenant shall be delivered to Tenant's Address for Notices. Notices to Landlord shall be delivered to Landlord’s Address for Notices. All notices shall be effective upon delivery (or refusal to accept delivery). Either party may change its notice address upon written notice to the other party.

17.07 Waivers. All waivers shall be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound by to the conditions of such statement.

17.08 No Recordation. Tenant shall not record this Lease. Either Landlord or Tenant may require that a notice, short form or memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

17.09 Binding Effect; Choice of Law. This Lease shall bind any party who shall legally acquire any rights or interest in this Lease from Landlord or Tenant, provided that Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

17.10 Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that (s)he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership or limited liability company, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership or a manager or managing member of the company, that he or it has full authority to sign for the partnership and that this Lease binds the partnership or company and all general partners of the partnership or the company and its members. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership or certificate of formation or organization.

17.11 Liability of Tenant. No individual partner, trustee, stockholder, officer, member, director, employee, advisors or beneficiary of Tenant or any partner, trustee, stockholder, officer, member, director, employee, advisor or beneficiary of any of the foregoing, shall be personally liable for the obligations of Tenant under this Lease and Landlord shall look solely to the corporate assets of Tenant in pursuit of its remedies upon an Event of Default hereunder,.

17.12 Force Majeure. If Landlord can not perform any of its obligations due to events beyond Landlord's reasonable control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

17.13 Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

17.14 Survival. All representations and warranties of Landlord and Tenant, and all obligation of Tenant to pay Additional Rent hereunder, shall survive the termination of this Lease.

17.15 Examination of Lease. Submission of this Lease to Tenant shall not constitute an option to lease, and this Lease shall not be effective until execution and delivery by both Landlord and Tenant.

17.16 Security Deposit. Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit in the amount specified in Section 1.13(a), in the form of an irrevocable standby letter of credit from a national bank with counters in Boston, Massachusetts and otherwise in the form as shown on Exhibit G hereto. Upon the occurrence of an Event of Default, Landlord may use all or any part of the Security Deposit for the payment of any Rent or for the payment of any amount which Landlord may pay or become obligated to pay by reason of such default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of such default. Provided that, on the Reduction Date (defined below) (i) this Lease is in full force and effect, (ii) Tenant has not committed any monetary default at any time hereunder, (iii) Tenant is not then otherwise in default of any material obligation under the Lease on such date, and (iv) Tenant’s common stock is traded on the NASDAQ securities exchange and the bid price per share (adjusted for splits) of such common stock at the close of regular trading hours on the Reduction Date is equal to or greater than the per share price of said common stock on the Date of this Lease, then on the second (2nd) anniversary of the Rent Commencement Date (the “Reduction Date”), Tenant shall be entitled to provide to Landlord (and Landlord shall thereafter execute and deliver to Tenant, if necessary) such instruments and authorizations as may be reasonably required by the issuer of such letter of credit to reduce the face amount thereof to One Hundred Thousand Dollars ($100,000.00), and the amount of such Security Deposit shall remain fixed at such amount throughout the remainder of the Term. If any portion of the Security Deposit is used, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. In no event shall the Security Deposit be considered an advanced payment of Rent, and in no event shall Tenant be entitled to use the Security Deposit for the payment of Rent. Upon expiration or termination of this Lease not resulting from Tenant's default and after Tenant shall have vacated the Premises in the manner required by this Lease, Landlord shall pay to Tenant any balance of the Security Deposit not applied pursuant to this Section 17.16. Landlord shall have the right to transfer the Security Deposit to any purchaser of the Building, and Tenant shall cooperate with Landlord and its successor in effecting the transfer and assignment of the Security Deposit, at no cost to Landlord and/or its successor, in the event the Security Deposit is held in any form other than cash. Upon such transfer, Tenant shall look solely to such purchaser for return of the Security Deposit; and Landlord shall be relieved of any liability with respect to the Security Deposit.

17.17 Limitation of Warranties. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties which extend beyond those expressly set forth in this Lease.

17.18 No Other Brokers. Tenant represents and warrants to Landlord that the Brokers are the only agents, brokers, finders or other parties with whom Tenant has dealt who may be entitled to any commission or fee with respect to this Lease or the Premises or the Property. Tenant agrees to indemnify and hold Landlord harmless from any claim, demand, cost or liability, including, without limitation, attorneys' fees and expenses, asserted by any party other than the Brokers based upon dealings of that party with Tenant. Landlord shall be responsible for compensating the Brokers based upon the terms of a separate agreement with each of Landlord’s Broker and Seller’s Broker.

17.19 Tenant Access. Tenant shall have access to the Building and Premises twenty-four (24) hours per day, 365/366 days per year and during those hours that the Building is not accessible to the general public, via a security card system reasonably approved by Landlord. If the Building is currently served by a card access system, Tenant shall be entitled to use such system and request, at no cost, a sufficient number of access cards to be supplied to Tenant for its occupancy.

17.20 Roof Rights. Tenant shall have the right, at no additional cost to Tenant, to install satellite dishes and/or antennae for Tenant’s personal use in connection with its primary business in the Premises (and in no event shall Tenant have the right to sublease or license any such space to any third party for any commercial purpose or profit) on the roof of the Building, subject to obtaining Landlord’s consent (not to be unreasonably withheld) with Landlord consent and all applicable municipal permits.

17.21 Cooperation. Landlord agrees that it shall, at Tenant’s expense and without any implied obligation of material devotion of time by Landlord without compensation therefor, cooperate with, support, consult with, and provide information in its possession to Tenant in seeking, applying for and obtaining any and all consents, permits, licenses, certificates, waivers, special permits, approvals, temporary and permanent certificates of occupancy and the like required, or deemed necessary or appropriate by Tenant, in connection with (a) Tenant’s use and occupancy of the Premises for the Permitted Use and/or (b) Tenant’s exercise of its rights and/or performance of its obligations under this Lease. Landlord agrees that such cooperation shall include, without limitation, the co-signing of applications, the providing of support and information that can reasonably be made available by the record owner of the Premises but not by other parties; providing letters of support or other supporting information or evidence for submission to hearings or proceedings before any zoning, planning, land use, or regulatory board or authority, or any license or permit-granting or permitting office, board or authority.

17.22 Expansion Option. Landlord believes that the Building can, under current zoning, be expanded by approximately 90,000 square feet. Landlord hereby agrees that upon the request of Tenant from time to time, Landlord shall meet with Tenant to discuss and explore, reasonably in and good faith, any proposal by Tenant asking the Landlord to expand the Building for lease by Tenant. The foregoing shall not be construed as a commitment or obligation to expand the Building on the Premises; only as an obligation to engage in good-faith discussions with Tenant relating to the potential expansion of the Building on the Premises and the terms and conditions upon which the same might be agreeable to Landlord. Landlord also agrees that it shall not offer to expand the Building on the Premises for lease to any third party without first making such offer to Tenant and engaging in the good faith discussions described above. Notwithstanding the foregoing, in the event Landlord and Tenant’s good-faith discussions hereunder do not result in a mutually agreeable letter of intent signed by both parties, in their sole and absolute discretion, within thirty (30) days of the commencement of such discussions, then all obligations of the parties hereunder (if any) shall be deemed satisfied in full.

17.23 Counterpart Signatures. This Lease may be executed by the parties hereto in multiple counterparts, all of which, when taken together, shall constitute one and the same document.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Lease on the respective dates set forth below:

LANDLORD:

GFI TYNGSBORO, LLC

By: ________________________
Steven E. Goodman, Manager

TENANT:

BEACON POWER CORPORATION
a Delaware corporation

By:_________________________
Name:
Title:

By:_________________________
Name:
Title:

EXHIBIT A - THE PROPERTY

A-1

BEGINNING	At a drill hole in the stone wall at the Northwesterly corner of said parcel, same corner being at Parcel "A" and Parcel "C" as shown on said Plan.
THENCE	Running along a stone wall N 66° 20' 52" E Four Hundred Forty Four and 39/100 (444.39) feet to a point on the Westerly sideline of the land, now or formerly, of the Boston and Maine Corporation;
THENCE	Turning and running along the Westerly sideline of the land, now or formerly, of the Boston and Maine Corporation by a curved line with an arc of Two Hundred Nine and 14/100 (209.14) feet and a radius of Five Thousand Fourteen and 34/100 (5,014.34) feet to a point of land, now or formerly, of Brodie;
THENCE	Turning and running by land, now or formerly, of said Brodie S 68° 58' 56" W. Four Hundred Eight and 46/100 (408.46) feet to a concrete bound at Parcel "C" as shown on said plan;
THENCE	Turning and running by Parcel "C" as shown on said plan N 21° 39' 08" W. Two Hundred One and 74/100 (201.74) feet to a point of beginning.

-- This Policy is invalid unless the cover sheet and Schedule A are attached --
Policy 135 Litho in U. S. A. Form No. 035-0-135-0001
Schedule B-Part II A. TA ... Policy

A-2

EXHIBIT B - BASE RENT

Beginning as of the Rent Commencement Date and thereafter throughout the Lease Term, Base Rent shall be payable by Tenant at the following rates and in the following amounts, for the following periods of the Lease Term, as set forth on the schedule below, and otherwise in accordance with all other applicable terms and conditions of this Lease:

Period	Rate	Annual Amount	Monthly Amount
10/1/07 - 6/30/08	$3.16/rsf	$325,000.00	$27,083.33
7/1/08 - 9/30/08	$6.50/rsf	$669,500.00	$55,791.67
10/1/08 - 9/30/09	$6.75/rsf	$695,250.00	$57,937.50
10/1/09 - 9/30/10	$7.00/rsf	$721,000.00	$60,083.33
10/1/10 - 9/30/11	$7.25/rsf	$746,750.00	$62,229.17
10/1/11 - 9/30/12	$7.50/rsf	$772,500.00	$64,375.00
10/1/12 - 9/30/13	$7.75/rsf	$798,250.00	$66,520.83
10/1/13 - 9/30/14	$8.00/rsf	$824,000.00	$68,666.67

No Base Rent shall be payable for the portion of the Lease Term preceding the Rent Commencement Date.
B-1

EXHIBIT C - RULES AND REGULATIONS

1. No advertisements, pictures or signs of any sort shall be displayed on or outside the Premises without the prior written consent of Landlord, which approval shall not be unreasonably withheld. This prohibition shall include any portable signs or vehicles placed within the parking lot, common areas or on streets adjacent thereto for the purpose of advertising or display. Landlord shall have the right to remove any such unapproved item without notice and at Tenant's expense.

2. Tenant shall not park or store motor vehicles, trailers or containers outside the Premises after the conclusion of normal daily business activity except on the Parking Area. Tenant will use reasonable efforts to ensure that within the Parking Area~~,~~ vehicles shall be parked only in striped parking spaces and not in driveways or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them.

3. Intentionally deleted.

4. Intentionally deleted.

5. Tenant shall not use, keep or permit to be used or kept any flammable or combustible materials without proper governmental permits and approvals.

6. Tenant shall not use, keep or permit to be used or kept food or other edible materials in or around the Premises in such a manner as to attract rodents, vermin or other pests. Tenant shall not permit cooking in or about the Premises other than in microwave ovens and in residential house-sized oven/ranges.

7. Tenant shall not use or permit the use of the Premises for lodging or sleeping, for public assembly, or for any illegal or immoral purpose.

8. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

9. Tenant shall park motor vehicles only in the Parking Areas on the Premises, except for active loading and unloading. During loading and unloading of vehicles or containers, Tenant shall not unreasonably interfere with traffic flow.

10. Storage of propane tanks, whether interior or exterior, shall be in secure and protected storage enclosures approved by the local fire department and, if exterior, shall be located in areas specifically designated by Landlord. Safety equipment, including eye wash stations and approved neutralizing agents, shall be provided in areas used for the maintenance and charging of lead-acid batteries. Tenant shall protect electrical panels and building mechanical equipment from damage from forklift trucks.

11. Tenant shall not disturb, solicit or canvas any occupant of any adjacent or nearby premises and shall cooperate to prevent same.

12. Intentionally Deleted.

C-1

13. No animals (other than seeing-eye dogs) or birds of any kind may be brought into or kept in or about the Premises.

14. Machinery, equipment and apparatus belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building to such a degree as to cause harm to the Building shall be placed and maintained by Tenant, at Tenant's expense to the extent practical, on vibration eliminators or other devices sufficient to eliminate the transmission of such noise and vibration. Tenant shall be solely responsible for any and all costs and expenses incurred by Landlord resulting from such excess vibrations, including without limitation, the cost to repair any damage to the Building structure, Building Systems, and components of the same caused by the use of such machinery, and the cost to replace any such damaged systems and components and to restore the Building’s structural integrity so compromised or impaired by the same.

15. Any goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises to the extent possible or practicable. Any items stored outdoors and shall be stored in the Parking Area.

16. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks of sufficient size to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the industrial park or on streets adjacent thereto.

17. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall use only tires that do not damage the asphalt.

18. Tenant shall be responsible for the safe storage and removal of all pallets. Pallets shall be stored behind screened enclosures at locations approved by the Landlord.

19. Tenant shall be responsible for the safe storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord. Landlord reserves the right to remove, at Tenant's expense and without further notice, any trash or refuse left elsewhere outside of the Premises or in the industrial park.

20. Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.

21. Tenant shall appoint an Emergency Coordinator who shall be responsible for assuring notification of the local fire department in the event of an emergency, assuring that sprinkler valves are kept open and implementing the Factory Mutual "Red Tag Alert" system including weekly visual inspection of all sprinkler system valves on or within the Premises.

C-2

EXHIBIT D - LANDLORD’S WORK

The “Landlord’s Work” under this Lease shall mean the following items of work to be performed by Landlord:

• Prepare and prep manufacturing area ceiling, walls and columns for painting
• Paint ceilings white in manufacturing area (all paint to be Low VOC Compliant)
• Paint walls white in manufacturing area (all paint to be Low VOC Compliant)
• Paint columns gray in manufacturing area (all paint to be Low VOC Compliant)
• Provide air conditioning to the manufacturing floor areas with roof tops (medium/light load requiring approximately 200 tons)
• Trees trimmed, grass cut and a general cleanup of the overall landscaping of the Property
• Paint exterior front face and any other exterior façade areas that require attention
• All dock doors and seals in good working order, replace if worn.
• Early access to perform Test Pit build out and product testing during construction/painting.
• Parking lot repair where necessary; skim coat entire parking lot and driveway post heavy construction.
• Provide municipal water and sewer connections for the Property at a location within the Premises to be mutually agreed upon.
• Remove, remediate, or encapsulate any asbestos tile, mastic, or caulking encountered in the Premises per appropriate management plan in accordance with all Applicable HazMat Laws.

D-1

EXHIBIT E - TENANT’S INITIAL IMPROVEMENTS

Tenant shall construct the Office Space (which is part of the Initial Improvements described in this Lease) consisting of approximately 20,000 feet in the aggregate substantially as shown on the space plans drawn by Black Cow Architects, Inc., and dated July 12, 2007, which plans are attached as Exhibit E-1 hereto.

Tenant’s Initial Improvements shall also include the following, subject to Landlord’s approval of the plans and specifications therefor, which approval shall not be unreasonably withheld or delayed:

•     Test pits (“Test Pits”) in floor at assigned locations - 1 place 14ft X 12ft X 10ft deep, 2 places 10ft diameter that are outlined on the attached floor plan. There shall be additional Test Pits at other locations within the Building and or on the Outside Areas that have not yet been determined.

• Install ground- mounted solar photovoltaic array.
• Install exterior equipment at the rear of the Building such as below ground testing pits with necessary equipment.
• Install other exterior amenities such as picnic tables and areas for recreational activities (volleyball, etc.)
•     Potentially reduce the number of parking spaces, but not below the number required to comply with applicable zoning requirements, to accommodate the above.
☐       Upgrade the Building’s electrical system
☐       Upgrade the Building’s life safety systems
☐       Install an elevator providing access to the second floor/

E-1

EXHIBIT F - FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This AGREEMENT made as of the ______ day of _____________, ________, by and between [Name of Tenant] a [Type of Entity] organized under the laws of the State of ___________________ having an address of ___________________________________________________________________________________________________________________________________________________________
(hereinafter referred to as "Lessee") and ________________________, a _________________ having its principal place of business at ____________________________(hereinafter referred to as "Mortgagee").

WHEREAS, Mortgagee has made or is about to make a mortgage loan to _______________________________________ (hereinafter referred to as "Lessor"), secured by a Mortgage and Security Agreement dated ________ __, ______ and recorded prior hereto (the "Mortgage") on land owned by Lessor located at _______________________in __________________________ , County, Massachusetts (the "Premises"), upon which is situated an approximately _______ square foot building (hereinafter referred to as the "Building"); and

WHEREAS, Lessee has entered into a written lease dated ____________, _______ (the "Lease") with Lessor [, or Lessor's predecessor in title,] for a portion of the Building containing approximately ___ square feet of space (the "Demised Premises"), [__notice of which is [recorded with the ____________ Registry of Deeds in Book _______, Page ________] [filed with the ___________________ Registry District of the Land Court as Document No. _______]__].

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Lessee and Mortgagee do hereby agree as follows:

1.  Lessee and Mortgagee hereby consent and agree that:

(a)  the Lease shall be, and the same hereby is, made subordinate in each and every respect to the lien of the Mortgage and to all advances made thereunder and to all extensions, renewals and modifications thereof and amendments thereto; and

(b)  any of the foregoing notwithstanding, if the interests of Lessor in the Premises shall be acquired by Mortgagee by reason of foreclosure of the Mortgage or other proceedings brought to enforce the rights of Mortgagee, by deed in lieu of foreclosure or by any other method, or acquired by any other purchaser or purchasers pursuant to a foreclosure sale (Mortgagee or such purchaser(s), as the case may be, being referred to as "Purchaser"), (i) the Lease and the rights and options of Lessee thereunder shall continue in full force and effect and shall not be terminated or disturbed, except in accordance with the terms of the Lease, and (ii) Mortgagee will not join Lessee as a party defendant in any action or proceeding to foreclose the Mortgage for the purpose of terminating the Lease. Lessee shall be bound to Purchaser, and Purchaser shall be bound to Lessee, under all of the terms, covenants, and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof which may be effected in accordance with any option therefor contained in the Lease, with the same force and effect as if Purchaser were the lessor under the Lease; provided that:

(i)
Lessee is not in default, beyond the expiration of any applicable grace or notice period, under any provision of the Lease or this Agreement at the time Mortgagee exercises any such right, remedy, or privilege;

(ii)	the Lease at that time is in force and effect according to its original terms or with such amendments or modifications as Mortgagee shall have approved as provided below;

(iii)	Lessee thereafter continues to fully and punctually perform all of its obligations under the Lease without default thereunder beyond the expiration of any applicable grace or notice period; and

(iv)	Lessee attorns to Purchaser as provided below; and

(c)  in the event of any foreclosure of the Mortgage by Mortgagee, its successors or assigns, or at the request of Mortgagee at any time pursuant to the assignment of the Lease to Mortgagee, Lessee will recognize Mortgagee, its successors and assigns, as the new lessor under the Lease and will attorn to and continue to be bound by each and every term of the Lease; and upon such attornment, the Lease and the rights of Lessee shall continue in full force and effect as if it were a direct Lease between Mortgagee, or any Purchaser, and Lessee upon all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining; provided however, Mortgagee, or any Purchaser, shall not be:

(i)
liable for any act or omission of any prior landlord (including Lessor)(provided, however, that Mortgagee or any Purchaser shall remain liable for repair and maintenance obligations of a continuing nature imposed on the Lessor under the Lease regardless of whether the need for such repair or maintenance first arose due to an act or omission of a prior landlord); or

(ii)	subject to any offsets or defenses which Lessee might have against any prior landlord (including Lessor); or

(iii)	bound by any rent or additional rent which Lessee might have paid for more than one (1) month in advance to any prior landlord (including Lessor); or

(iv)	bound by any amendment or modification of the Lease made without Mortgagee's written consent; or

(v)	liable for any security deposit or other sums held by any prior landlord (including Lessor) not actually received by Mortgagee; or

(vi)
required to rebuild or repair the Building or any part thereof in the event of casualty damage to or condemnation of any material portion of the Building or the Demised Premises , except that Mortgagee or Purchaser will comply with the insurance and condemnation restoration provisions specifically included in the Lease but only if Mortgagee or Purchaser receives the insurance or condemnation proceeds; or

(vii)	required, or liable for any obligation of Lessor under the Lease, to complete construction of or improvements to the Demised Premises and/or the Building.

(d)  Mortgagee may at any time unilaterally subordinate (or cause to be subordinated) the lien of the Mortgage on the Premises to the Lease.

2.  Lessee hereby: (a) acknowledges receipt of notice that pursuant to an Assignment of Leases and Rents from Lessor, all leases and rents involving the Building, including the Lease of Lessee, are assigned to Mortgagee as security for its loan; (b) acknowledges that it has received no notice of any sale, transfer or assignment of the Lease or of rentals thereunder by Lessor, other than pursuant to said Assignment of Leases and Rents; and (c) agrees that it will not join in any material change or modification of the Lease, anticipate rentals thereunder or agree to terminate the Lease or surrender said Premises, without the prior written consent of Mortgagee; and

3.  Lessee hereby agrees that upon Mortgagee's written demand, it will make all payments of rent then and thereafter due to Lessor directly to Mortgagee and not to Lessor or any independent rental agent which Lessor might at any time utilize, and in such case all payment of rent so made by Lessee shall be credited toward Lessee’s rental obligations under the Lease; and

4.  Lessee hereby agrees that the interest of the Lessor in the Lease has been assigned to Mortgagee solely as security for the purposes indicated in the said instrument of assignment, and that, until such time as Mortgagee has taken possession of the Premises and exercised its rights under said Assignment, Mortgagee assumes no duty, liability or obligation whatever under the Lease, or any extension or renewal thereof, by virtue of said assignment; and

5.  Lessee hereby: (a) agrees to notify Mortgagee, its successors and assigns, in writing at the notice address set forth above for Mortgagee, or at any other address specified in writing to Lessee, of any default on the part of Lessor under the Lease; and (b) grants to Mortgagee, its successors and assigns, the right and opportunity to cure any such default within the same grace period as is given to Lessor for remedying such default, plus, in each case, an additional period of thirty (30) days after the later of (i) the expiration of such grace period, or (ii) the date on which Lessee has served notice of such default upon Mortgagee, its successors or assigns.

6.  This Agreement shall be binding upon and shall inure to the benefit of Lessee and Mortgagee and their respective heirs, executors, administrators, successors and assigns, as the case may be.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, under seal, as of the day and year first written above.

LESSEE:

[Print or Type Name of Tenant]

By:

Title:

MORTGAGEE:

___________________________

By:

Title:

STATE OF

COUNTY OF

In _________________________, said County and State, on the ___ day of ________________________, 20_____, before me personally appeared __________________________, the ______________________of ________________________, to me known and known by me to be the party executing the foregoing instrument and he/she acknowledged said instrument by him/her executed to be his/her free act and deed in his/her capacity as aforesaid and the free act and deed of ________________________________________.

Notary Public
My commission expires:

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

In Boston, in said County and State, on the ___ day of ____________ 20____, before me personally appeared _________________, the ___________ of _______________, to me known and known by me to be the party executing the foregoing instrument and he/she acknowledged said instrument, by him/her executed, to be his/her free act and deed in his/her capacity as aforesaid and the free act and deed of _____________________.

Notary Public
My commission expires:

EXHIBIT G - FORM OF LETTER OF CREDIT

ON BEACON POWER CORPORATION LETTERHEAD

DATE: July 13, 2007

BROWN BROTHERS HARRIMAN & CO.
140 BROADWAY
NEW YORK, NEW YORK 10005-1101
ATTN: LETTER OF CREDIT DEPARTMENT

PLEASE ISSUE AN IRREVOCABLE TRANSFERRABLE STANDBY LETTER OF CREDIT FOR OUR ACCOUNT AS PER THE ATTACHED LANGUAGE, IN THE AMOUNT OF $200,000 TO INITIALLY EXPIRE ON October 31, 2007 IN FAVOR OF GFI Tyngsboro, LLC, 133 Pearl Street, Boston, MA 02110 AND Attn: Steven Goodman.

IN CONSIDERATION OF YOUR ISSUING THIS CREDIT, AND OTHER LETTERS OF CREDIT ON OUR BEHALF FROM TIME TO TIME, WE HEREBY PLEDGE AND GRANT A SECURITY INTEREST IN OUR ASSETS HELD WITH YOU INCLUDING BUT NOT LIMITED TO OUR ACCOUNT NUMBER [6130389] AS COLLATERAL FOR OUR OBLIGATIONS TO YOU FOR ANY DRAWINGS UNDER THIS LETTER OF CREDIT AND ALL OTHER LETTERS OF CREDIT WHICH YOU SHALL FROM TIME TO TIME ISSUE ON OUR BEHALF AND FOR ANY EXPENSES RELATED TO THESE CREDITS.

THE TERMS AND CONDITIONS OF THE LETTER OF CREDIT AGREEMENT EXECUTED BY US AND ON FILE WITH YOU ARE MADE PART OF THIS APPLICATION AND SHALL BE APPLICABLE TO THE CREDIT.

VERY TRULY YOURS,

BEACON POWER CORPORATION

By:
NAME: James M. Spiezio TITLE: CFO

OUR LETTER OF CREDIT NO.: (AS APPLICABLE)     PAGE NO.:

DATE: July 13, 2007

BENEFICIARY:
GFI Tyngsboro, LLC
133 Pearl Street, Boston, MA 02110
Attn: Steven Goodman

LADIES/GENTLEMEN:

WE HEREBY ISSUE OUR IRREVOCABLE, TRANSFERRABLE STANDBY LETTER OF CREDIT NO. (AS APPLICABLE) IN YOUR FAVOR AT THE REQUEST AND FOR THE ACCOUNT OF BEACON POWER CORPORATION 234 BALLARDVALE ST WILMINGTON MA 01887-1032 UP TO AN AGGREGRATE AMOUNT OF $200,000 (Two Hundred Thousand Dollars) WHICH IS AVAILABLE BY PAYMENT OF YOUR SIGHT DRAFT(S) DRAWN ON BROWN BROTHERS HARRIMAN & CO., NEW YORK BEARING THE CLAUSE: "DRAWN UNDER STANDBY LETTER OF CREDIT NO. (AS APPLICABLE) OF BROWN BROTHERS HARRIMAN & CO., NEW YORK" WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT:

A CERTIFICATE PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OF GFI Tyngsboro, LLC STATING: "I/WE HEREBY CERTIFY THAT: (I) THE DRAFT ACCOMPANYING THIS CERTIFICATE IN THE AMOUNT OF _______________________ REPRESENTS AN AMOUNT PRESENTLY DUE AND OWING TO GFI Tyngsboro, LLC UNDER THE TERMS OF THAT CERTAIN AGREEMENT OF LEASE (THE "LEASE") DATED AS OF July ____, 2007 BETWEEN GFI Tyngsboro, LLC AS LANDLORD, AND BEACON POWER CORPORATION AS TENANT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME; AND (II) EITHER A.) AN "EVENT OF DEFAULT" AS SET FORTH IN Article Fourteen OF THE LEASE HAS OCCURED; OR B.) BROWN BROTHERS HARRIMAN & CO. HAS ELECTED NOT TO RENEW LETTER OF CREDIT NO. (AS APPLICABLE), AND BEACON POWER CORPORATION HAS NOT PROVIDED A REPLACEMENT LETTER OF CREDIT EXPIRING NOT LATER THAN TWELVE (12) MONTHS AFTER ISSUANCE IN CONFORMITY WITH THE TERMS OF THE LEASE."

WE HEREBY AGREE WITH THE DRAWERS, INDORSERS AND BONA FIDE HOLDERS OF ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT THAT SUCH DRAFTS WILL BE HONORED BY US IF PRESENTED TO US AT 140 BROADWAY, NEW YORK, NEW YORK 10005-1101 ATTN: LETTER OF CREDIT GROUP ON OR BEFORE September 30, 2014 (THE "EXPIRATION DATE") OR ANY FUTURE EXPIRATION DATE AS SET FORTH HEREIN.

SPECIAL CONDITIONS:

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. ANY PARTIAL DRAWING UNDER THIS LETTER OF CREDIT WILL CAUSE THE STATED AVAILABLE BALANCE TO BE REDUCED BY THE AMOUNT OF ANY SUCH PARTIAL DRAWING.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE TO A SINGLE TRANSFEREE AND IN THE FULL AMOUNT AVAILABLE TO BE DRAWN AT THE TIME OF SUCH TRANSFER.

TRANSFER UNDER THIS LETTER OF CREDIT IS RESTRICTED TO THE COUNTERS OF BROWN BROTHERS HARRIMAN & CO., NEW YORK AND ANY TRANSFER DOES NOT BECOME OPERATIVE UNTIL THE FOLLOWING CONDITIONS HAVE BEEN COMPLIED WITH:

a)	THE ORIGINAL LETTER OF CREDIT AND SUBSEQUENT AMENDMENTS HAVE BEEN RETURNED TO US.
b)	OUR TRANSFER FORM ANNEXED HERETO AS "EXHIBIT A" HAS BEEN SUBMITTED AND YOUR SIGNATURE HAS BEEN AUTHENTICATED BY YOUR BANK.
c)
YOUR BANK'S SIGNATURE CIRCULAR OR CERTIFICATE OF INCUMBENCY HAS BEEN SUBMITTED ALONG WITH EXHIBIT A, ENABLING US TO VERIFY YOUR BANK'S SIGNATURE OR YOUR BANK, AT THEIR OPTION, CAN SEND US A TESTED TELEX OR AUTHENTICED SWIFT MESSAGE STATING THAT "(INSERT NAME OF OFFICER) IS A (INSERT TITLE) OF (INSERT BANK NAME) AND THAT HE/SHE IS AN AUTHORIZED SIGNER AND THAT HIS/HER SIGNATURE AS IT APPEARS ON YOUR TRANSFER FORM IS AN EXACT SPECIMEN OF HIS/HER SIGNATURE."

d)	THE TRANSFEREE AND AUTHENTICATING BANK HAVE BEEN APPROVED BY US AS NOT BEING CONTRARY TO U.S. FOREIGN ASSETS CONTROL OR OTHER APPLICABLE U.S. LAWS AND REGULATIONS AND WE NOTIFY YOU ACCORDINGLY.

WHERE THERE HAS BEEN A TRANSFER THE NAME OF THE TRANSFEREE BENEFICIARY MUST BE USED IN PLACE OF THE TRANSFEROR BENEFICIARY IN ANY REQUIRED DRAFT OR DOCUMENT.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR AN ADDITIONAL PERIOD OF ONE (1) YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE HEREOF, UNLESS AT LEAST THIRTY (30) DAYS BEFORE ANY SUCH EXPIRATION DATE WE NOTIFY YOU AT THE ABOVE ADDRESS BY REGISTERED MAIL OR COURIER SERVICE OF OUR ELECTION NOT TO RENEW THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. IN ANY EVENT, THIS LETTER OF CREDIT SHALL NOT BE RENEWED BEYOND (October 31, 2014).

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, 1993 REVISION, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500, WHICH IS INCORPORATED INTO THE TEXT OF THIS LETTER OF CREDIT BY THIS REFERENCE.

VERY TRULY YOURS

BROWN BROTHERS HARRIMAN & CO.

EXHIBIT "A" UNDER IRREVOCABLE STANDBY
LETTER OF CREDIT NO. (AS APPLICABLE)
INSTRUCTION TO TRANSFER

DATE:

BROWN BROTHERS HARRIMAN & CO.
140 BROADWAY
NEW YORK, NEW YORK 10005-1101
ATTN: LETTER OF CREDIT GROUP

RE: LETTER OF CREDIT NO. (AS APPLICABLE)

LADIES/GENTLEMEN:

THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME AND ADDRESS OF TRANSFEREE)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE REFERENCED LETTER OF CREDIT IN ITS ENTIRETY.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN LETTER OF CREDIT NO. (AS APPLICABLE) ARE TRANSFERRED TO THE TRANSFEREE, AND THE TRANSFEREE SHALL HAVE SOLE RIGHT AS BENEFFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS AND WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE OF THE UNDERSIGNED BENEFICIARY.

YOU ARE HEREBY INSTRUCTED TO ISSUE, IN ACCORDANCE WITH THE TERMS OF THE LETTER OF CREDIT, A NEW LETTER OF CREDIT TO THE ABOVE MENTIONED TRANSFEREE HAVING THE SAME TERMS, EXCEPT SUBSTITUTING THEIR NAME FOR OURS IN THE DRAFT AND ANY OTHER DRAWING DOCUMENT, AND THE SAME STATED AMOUNT, PROVIDED THAT THE STATED AMOUNT OF THE NEW LETTER OF CREDIT MAY BE REDUCED BY THE AMOUNT OF ANY DRAWINGS HONORED BY THE BANK PURSUANT TO THE LETTER OF CREDIT PRIOR TO THE DATE HEREOF.

THIS LETTER OF CREDIT NO. (AS APPLICABLE) IS RETURNED HEREWITH FOR YOUR ENDORSEMENT TOGETHER WITH ALL AMENDMENTS (IF ANY), TO DATE. ENCLOSED IS REMITTANCE OF $___________ (CALCULATED AT 1/4% OF THE TRANSFERRED AMOUNT MINIMUM $300.00), IN PAYMENT OF YOUR COMMISSION FOR EFFECTING THIS TRANSFER.

VERY TRULY YOURS

SIGNATURE AUTHENTICATED

BANK AUTHORIZED SIGNATURE

EXHIBIT H

FORM OF HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as lessee. After a lease agreement is signed by you and the Landlord (the “Lease”), on an annual basis in accordance with the provisions of Article 9 of the signed Lease, you are to provide an update to the information initially provided by you in this certificate. The information contained in the Initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, members, partners, shareholders, advisors or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:	GFI TYNGSBORO, LLC
133 Pearl Street, Suite 400
Boston, MA 02110
Attn: Steven E. Goodman

PLEASE COMPLETE FROM THIS POINT FORWARD

Name of Tenant:

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of Premises:

Length of Initial Term:

1. GENERAL INFORMATION

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, services and activities to be provided or otherwise conducted. Existing lessees should describe any proposed changes to on-going operations.

2. USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1
Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing lessees should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes   Yes ☐   No ☐
Chemical Products         Yes ☐   No ☐
Other                                Yes ☐   No ☐

If yes is marked, please explain: _______________________________________
_________________________________________________________________.

2.2
If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing lessees should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3. STORAGE TANKS AND SUMPS

3.1
Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing lessees should describe any such actual or proposed activities.

Yes ☐   No ☐

If yes is marked, please explain:________________________________________

4. WASTE MANAGEMENT

4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing lessees should describe any additional identification numbers issued since the previous certificate.

Yes ☐   No ☐

4.2	Has your company filed a biennial or quarterly report as a hazardous waste generator? Existing lessees should describe any new reports filed.

Yes ☐   No ☐

If yes, attach a copy of the most recent report filed.

5. WASTEWATER TREATMENT AND DISCHARGE

5.1	Will your company discharge wastewater or other wastes to:

____________ storm drain?  __________________ sewer?
____________ surface water? __________________ no wastewater or other wastes discharged.

Existing lessees should indicate actual discharges. If so, describe the nature and return of any proposed or actual discharge(s).

___________________________________________________________________________________
___________________________________________________________________________________

5.2	Will any such wastewater or waste be treated before discharge?

Yes ☐   No ☐

If yes, describe the type of treatment proposed to be conducted. Existing lessees should describe the actual treatment conducted.

___________________________________________________________________________________
___________________________________________________________________________________

6. AIR DISCHARGES

6.1
Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air, and will such air emissions be monitored? Existing lessees should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes ☐   No ☐

If yes, please describe: _______________________________________________

___________________________________________________________________________________
___________________________________________________________________________________

6.2
Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing lessees should specify any such equipment being operated in, on or about the Premises.

______ Spray booth(s)  __________ Incinerator(s)
______ Dip tank(s)  __________ Other (Please Describe)
______ Drying oven(s)  __________ No Equipment Requiring Air Permits

If yes, please describe: _______________________________________________

___________________________________________________________________________________
___________________________________________________________________________________

7. HAZARDOUS MATERIALS DISCLOSURE

7.1
Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing lessees should indicate whether or not a Management Plan is required and has been prepared.

Yes ☐   No ☐

If Yes, attach a copy of the Management Plan. Existing lessees should attach a copy of any required updates to the Management Plan.

7.2
[Applicable to California only] Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing lessees should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

Yes ☐   No ☐

If yes, please describe: _______________________________________________

___________________________________________________________________________________
___________________________________________________________________________________

8. ENFORCEMENT ACTIONS AND COMPLAINTS

8.1
With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing lessees should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ☐   No ☐

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing lessees should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Article 9 of the Lease.

___________________________________________________________________________________
___________________________________________________________________________________

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes ☐   No ☐

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing lessees should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Article 9 of the Lease.

___________________________________________________________________________________
___________________________________________________________________________________

8.3
Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing lessees should indicate whether or not there have been any such problems or complaints from adjacent tenant, owners or other neighbors at, about or near the Premises.

Yes ☐   No ☐

If yes, please describe. Existing lessees should describe any such problems or complaints not already disclosed to Landlord under the provisions of the Lease.

___________________________________________________________________________________
___________________________________________________________________________________

9. PERMITS AND LICENSES

9.1
Attach copies of all Hazardous Materials permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing lessees should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease, and will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Article 9 of the Lease. The undersigned further acknowledges and agrees that the Landlord and its partners, members, lenders, employees, agents and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease and the continuance thereof throughout the term, and any renewals thereof, of the Lease. I (print name) _____________________ acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

TENANT:

By: _____________________________
Its: __________________________

Date: ________________________